UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )
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☐	Soliciting Material under §240.14a-12
FISERV, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Fiserv, Inc.
Dear Fellow Shareholders,
We wrapped up another successful year at Fiserv in 2024, with strong financial results, new product development, and enhanced client relationships. Throughout the year, we advanced multiple strategies and new market positions that take advantage of our leading Merchant and Financial Solutions products and services. The growing connection between businesses and financial institutions, and our ability to consistently deliver innovative solutions to address new opportunities, is a key to our success.
In 2024, we introduced a number of new products, designed for accelerated adoption and integration into our leading platforms. We believe our scale, broad product set, distribution, innovative technology, global presence, deep talent bench, and diverse merchant and financial institution clients position us well for 2025, and we anticipate continued strong results enabling continued investment, acquisitions, and return of capital to shareholders through share repurchases. We believe the assets we have to serve our clients’ needs is unparalleled in the financial technology sector today.
This year, Fiserv was again named a “World’s Most Admired Company” by Fortune. This recognition is our tenth in the last eleven years, and we are proud to have moved higher in our ranking in the areas of quality of product and service and quality of management, and to have maintained high rankings in innovation and long-term investment value. We believe this recognition highlights our commitment to serving our clients.
Please join us for our annual meeting which will be held online at www.virtualshareholdermeeting.com/FI2025 on Wednesday, May 14, 2025, at 10:00 a.m. Central time. Details for attending the meeting, and how and when to vote, are included in this proxy statement.
Your vote is very important to us. If you are unable to attend the annual meeting, please vote in advance of the meeting online, by mail or by telephone to ensure your shares are represented. Thank you for your continued support and investment in Fiserv.
Sincerely,

Frank J. Bisignano
Chairman and Chief Executive Officer

Notice of
2025 Annual
Meeting of
Shareholders

May 14, 2025 Wednesday, at 10:00 a.m. (CT)
Virtual Annual Meeting Site www.virtualshareholdermeeting.com/FI2025, where you will be able to listen to the annual meeting live, submit questions and vote online

Who Can Vote
Holders of Fiserv stock at the close of business on March 17, 2025.
Participating in the Virtual Annual Meeting
The annual meeting will be held via live webcast to enable broad shareholder attendance and to provide a consistent experience to all shareholders regardless of location. Holders of Fiserv stock at the close of business on March 17, 2025 are entitled to participate in, examine our shareholder list at, and submit questions in writing during the annual meeting by visiting www.virtualshareholdermeeting.com/FI2025. To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials. The annual meeting will begin promptly at 10:00 a.m. (CT). Online check-in will begin at 9:45 a.m. (CT). Please allow ample time for the online check-in procedures.
Date of Mailing
On April 2, 2025, we will commence mailing the notice of Internet availability of proxy materials, or a proxy statement, proxy card and annual report, to shareholders.

Matters to be Voted On
1.	Election of eleven directors to serve for a one-year term and until their successors are elected and qualified.
2.	Approval, on an advisory basis, of the compensation of our named executive officers.
3.	Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.
4.	Shareholder Proposal requesting amendments to Fiserv’s Compensation Recoupment Policy.
Any other business as may properly come before the annual meeting or any adjournments or postponements thereof.
By Order of the Board of Directors,

Eric C. Nelson Secretary April 2, 2025

Review your proxy statement and vote in one of four ways:

Internet Visit proxyvote.com	By telephone Call the telephone number on your proxy card	By mail Sign, date and return your proxy card in the enclosed envelope	During the meeting Attend our annual meeting and cast your vote during the meeting

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 14, 2025: The proxy statement, 2024 Annual Report on Form 10-K, and the means to vote by Internet are available at http://www.proxyvote.com.

Fiserv, Inc. 2025 Proxy Statement | 03

Proxy Summary
This summary highlights selected information in this proxy statement. Please review the entire proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024, before voting your shares.
Annual Meeting Information

Time and Date Wednesday, May 14, 2025 10:00 a.m. (CT)	Virtual Meeting Site www.virtualshareholdermeeting.com/FI2025	Record Date March 17, 2025

Items of Business	Board’s Recommendation	Where to Find Details
1. Election of eleven directors to serve for a one-year term and until their successors are elected and qualified.	FOR all nominees	P.12 - 19
2. Approval, on an advisory basis, of the compensation of our named executive officers.	FOR	P. 29 - 30
3. Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025.	FOR	P. 66
4. Shareholder Proposal requesting amendments to Fiserv’s Compensation Recoupment Policy.	AGAINST	P. 69 - 71

04 | Fiserv, Inc. 2025 Proxy Statement

Proxy Summary
Director Nominees
Director Nominees

						Committee Memberships
Directors(1)	Occupation	Age	Director Since	Independent	Other Public Directorships	Audit	Nominating and Corporate Governance	Talent and Compensation	Risk
Frank J. Bisignano	Chairman and Chief Executive Officer	65	2019
Michael P. Lyons	President and CEO-Elect	54	N/A
Stephanie E. Cohen	Chief Strategy Officer of Cloudflare	47	2025
Henrique de Castro	Former Chief Operating Officer of Yahoo! Inc.	59	2019		1
Harry F. DiSimone	Former President of Commerce Advisors, Inc.	70	2018
Lance M. Fritz	Former Chairman, President and Chief Executive Officer of Union Pacific Railroad Corporation	62	2024		1
Ajei S. Gopal	President and Chief Executive Officer of ANSYS, Inc.	63	2024		1
Wafaa Mamilli	Executive Vice President, Chief Digital and Technology Officer of Roche	57	2021
Doyle R. Simons	Former President and Chief Executive Officer of Weyerhaeuser Company	61	2007		2
Kevin M. Warren	Former EVP and Chief Marketing and Customer Experience Officer of United Parcel Service, Inc.	62	2020		1
Charlotte B. Yarkoni	President of Commerce, Ecosystems, Cloud & AI of Microsoft	55	2023

    Chair
(1)	The term of service of Heidi G. Miller, a current director and chair of the nominating and corporate governance committee, will expire at the 2025 annual meeting of shareholders.

Fiserv, Inc. 2025 Proxy Statement | 05

Proxy Summary
At-A-Glance
At-A-Glance
In 2024, Fiserv continued to demonstrate its leadership in financial and merchant solutions through strong financial results. Throughout the year, we advanced multiple strategies and product offerings that highlight the unique construct of Fiserv with strong assets across Merchant and Financial Solutions. Our performance is directly attributable to our broad and diverse client base, innovative solutions, global presence and distribution network, significant capital resources, strategic vision and commitment to operational excellence. Every day, we remain focused on growth strategies, and we continue to identify ways to drive innovation and further productivity.
Leadership Changes
In early December 2024, President Donald J. Trump nominated Frank J. Bisignano, Chief Executive Officer, President and Chairman of the Board, to serve as the Commissioner of the Social Security Administration. Executing on the board’s succession plan, the board promptly commenced a process to identify, interview, and select a new chief executive officer. Effective January 27, 2025, Michael P. Lyons was appointed President and CEO-Elect, reporting to Mr. Bisignano who will continue to serve as Chairman and Chief Executive Officer until the earlier of his confirmation as the Commissioner of the Social Security Administration by the U.S. Senate and June 30, 2025. If Mr. Bisignano is confirmed prior to the annual meeting, his nomination for election as a director will be withdrawn. Upon Mr. Bisignano’s resignation, Mr. Lyons will become Chief Executive Officer and a member of the board (if not already elected at the 2025 annual meeting of shareholders), and Doyle R. Simons, our lead independent director, will become non-executive Chairman of the Board. Mr. Lyons most recently served as President of The PNC Financial Services Group where he led all of PNC’s lines of business, as well as Executive Vice President and Head of Corporate & Institutional Banking. Mr. Lyons brings the right blend of industry depth, strategic vision and a proven track record of delivering operational excellence and superior results to help lead our company into its next chapter of innovation and service to financial institutions, businesses and communities, and continue to drive shareholder value.
Board of Directors and Governance
•
Board Membership. Our board is composed of members who are leaders in their respective fields. Over the past several years, we have added directors that have contributed new perspectives and insights to the company, and the majority have C-level executive leadership, payments, or ecommerce, mobile and digital experience. Since 2024, the board has appointed three new independent directors: Lance Fritz, Ajei Gopal and Stephanie Cohen. Mr. Fritz brings substantial experience as an operations-focused chief executive officer, senior executive and director across a diverse range of industries. Mr. Gopal brings extensive experience in growing businesses, improving operational efficiency and bringing innovative new products to market. Ms. Cohen brings global leadership experience in both the technology and financial services industries, including current and former roles as a chief strategy officer. Our director skills matrix in this proxy statement provides insight into how these skills contribute to our oversight and performance. We continue to seek to appoint directors that support the evolving needs of our business and enhance the expertise of the board.

•
Succession Planning. Our talent and compensation committee is responsible for overseeing succession planning for our chief executive officer and other senior executives. In early 2024, as a proactive succession planning measure, the committee and board developed a chief executive officer profile which identified key attributes and skills for a successor chief executive officer as well as the process it would follow to select a successor chief executive officer. With this foundation in place, the board was able to quickly select Mr. Lyons as our next chief executive officer following Mr. Bisignano’s nomination in December 2024 to serve as the Commissioner of the Social Security Administration.

•
Board Leadership. The board believes it is critical to have strong and effective leadership and should maintain flexibility to determine the form of leadership that best meets the needs of our company and our shareholders. With the appointment of Mr. Lyons as our President and CEO-Elect and related succession planning efforts, the board decided to separate the roles of chairman and chief executive officer and appointed Mr. Simons as

06 | Fiserv, Inc. 2025 Proxy Statement

Proxy Summary
At-A-Glance
non-executive Chairman of the Board, effective as of the earlier of Mr. Bisignano’s confirmation as Commissioner of the Social Security Administration by the U.S. Senate and June 30, 2025. In appointing Mr. Simons as chairman, the board considered his service as lead director, historical knowledge of the company, diverse experience in senior management, financial and legal matters, and record of strong shareholder support.
•
Board Performance and Engagement. Through annual board assessments, full board discussions and third-party evaluations, we strive to maintain a board with the skills and experience to advance our strategy and provide effective oversight. We conduct written director surveys to evaluate board and individual director performance. Our lead independent director or independent board chair, as applicable, reviews the survey results and engages with each director individually, and with the board as a whole, to discuss potential opportunities. We also periodically engage a third party to interview our directors regarding individual director and board performance and areas for enhanced skills or performance opportunities. In addition, we continue to focus on our director education program, which includes product demonstrations and presentations from outside experts at each regular board meeting covering topics such as the state of the economy, regulatory landscape, and investor and governance updates.

•
Director Onboarding. In 2024, we refined our director onboarding program to help accelerate director integration and meet our goal of enabling new directors to make an immediate impact while promoting their long-term engagement. We provide written orientation materials to new directors promptly following their appointment and arrange meetings with members of management and committee chairs. In addition, we arrange meetings with external advisors, including industry experts and our auditor, to ensure strong foundational knowledge of Fiserv and our business.

•
Committee Rotation. In 2024, with the addition of new directors, and as a part of our annual committee refreshment process, we reconstituted our committee membership. In this regard, Mr. Gopal and Ms. Yarkoni were appointed to the risk committee. Ms. Miller and Mr. Warren were appointed to the talent and compensation committee. Mr. Fritz and Ms. Yarkoni were appointed to the audit committee, and Messrs. Simons, Gopal and Fritz were appointed to the nominating and corporate governance committee. These changes reflect our ongoing commitment to appoint directors to committees where they are able to make the most impact, and best positions directors to use their skills to provide effective oversight and deliver value to our shareholders.

•
Board Limits. Our governance guidelines provide that independent directors may serve on no more than four boards of directors of for-profit enterprises, including our board, without approval of our board of directors. Our governance guidelines also require that the nominating and corporate governance committee considers each director’s time commitments, including those related to employment and other board service, as part of the annual director nomination process to ensure that the directors have adequate time to fulfill their responsibilities as a director.

Executive Compensation
•
Equity Compensation. As reflected on page 33, our executive officers’ 2024 incentive compensation was paid entirely in the form of equity. We continue to align the interests of our executive officers with the interests of our shareholders and to promote long-term value creation for shareholders through our equity compensation program.

•
Clawback Policy. We maintain a compensation recoupment policy that fully complies with Securities and Exchange Commission rules and New York Stock Exchange listing standards. In addition to meeting these requirements, the policy enables the board to recoup all forms of compensation paid or granted to all current and former employees and independent contractors in a variety of circumstances, including where there is a restatement of our operating or financial results, a violation of our code of conduct or the law, or non-compliance with restrictive covenants, among others. The policy is available on our website at www.Fiserv.com and in our Annual Report on Form 10-K.

Fiserv, Inc. 2025 Proxy Statement | 07

Proxy Summary
Shareholder Engagement
Corporate Social Responsibility
•
Associate Engagement. In 2024, 94% of our associates participated in our annual global associate engagement survey. We scored highest in the operational excellence and manager effectiveness categories, reflecting our associates’ belief that Fiserv fosters an environment where associates can thrive and succeed. We also continued to focus on providing associates with training, learning and career development opportunities, and building our recruiting and internal mobility programs.

•
Small Business and Associate Support. In 2024, data captured in the Fiserv Small Business Index helped provide valuable insights on the impacts of Hurricane Helene and Milton to aid in small business recovery. To help address events like these in the future, we are creating a $10 million relief fund to support clients and associates as needed.

•
Environmental Footprint and Stewardship Efforts. Our commitment to environmental sustainability includes the decarbonization of our operations. In our 2023 Corporate Social Responsibility Report, we set out a near-term objective of reducing our scope 1 and scope 2 emissions by 50% by 2030 from our 2019 baseline. As we monitor progress towards this objective, we will continue to assess the impact of our initiatives and review our strategy for the incorporation of long-term objectives. Our 2024 Corporate Social Responsibility Report will include a summary of our progress to date and our continued approach toward this objective.

•
Green Building Design. As part of our real estate strategy, we incorporate green building design principles into new construction, renovation and building projects. As of 2024, we had over 750,000 square feet of LEED-certified office space. This includes our executive offices in New York City (LEED Gold), our New Jersey technology campus (LEED Platinum), our collaboration center in Dublin, Ireland (LEED Platinum), and our Milwaukee, Wisconsin Headquarters (LEED Gold). Our office in Columbus, Ohio is being built to LEED standards and will be submitted for LEED Gold certification.

Shareholder Engagement
Our investor relations team and members of senior management regularly communicate with our shareholders, including in connection with quarterly earnings calls, analyst meetings and investor and industry conferences. In addition, we engage with shareholders regarding corporate governance and related matters to understand their priorities and areas of focus. In 2024, we met with shareholders both prior to and following our annual meeting of shareholders, extending invitations to meet with shareholders collectively owning approximately 60% of our outstanding shares and engaged with shareholders collectively owning approximately 28% of our shares. Mr. Simons, in his role as lead independent director and chair of the talent and compensation committee, participated in multiple meetings. Feedback received from these discussions has helped inform enhancements to our governance, executive compensation, and corporate responsibility programs and disclosures.
Board and Governance Matters

What We Heard	What We Do
Shareholders expressed support for board refreshment and committee rotation
•
Since 2024, we have added three new independent directors, each of whom have executive-level experience and two of whom have experience as a chief executive officer focused on operational efficiency and growth strategy. These appointments reflect our strategy to have a highly skilled and qualified board to oversee our strategy and performance and include a mix of tenures, as newer directors provide fresh perspectives that complement the experience and knowledge of our more tenured directors

•
With the addition of new directors, we also reconstituted board committee memberships to ensure director skills are best aligned with the strategic needs of the company as it evolves

08 | Fiserv, Inc. 2025 Proxy Statement

Proxy Summary
Shareholder Engagement

What We Heard	What We Do
Shareholders asked for a deeper understanding of the skills and capabilities of our directors and how the board continues to enhance its capabilities
•
We continued to focus on our director education program, which includes product demonstrations and presentations from outside experts on the state of the economy, regulatory landscape and investor and governance updates

•
We refined our director onboarding program to accelerate director integration and meet our goal of enabling new board members to make an immediate impact and promoting long-term engagement. The program includes comprehensive written materials, engagement with management and committee chairs, and meetings with industry experts and other third parties

Shareholders expressed support for the strong leadership of the company and the board
•
The independent directors demonstrated flexibility in continuing to evaluate and assess the structure of our board leadership, reviewing individual performance in fulfilling their responsibilities, and considering the board's overall composition

•
In early 2024, as a proactive succession planning measure, the talent and compensation committee developed a chief executive officer profile which identified key attributes and skills for a successor chief executive officer as well as the process it would follow to select a successor chief executive officer. With this foundation in place, the board was able to quickly select Mr. Lyons as our next chief executive officer following Mr. Bisignano’s nomination in December 2024 to serve as the Commissioner of the Social Security Administration

•
The board determined it was appropriate to separate the roles of chairman and chief executive officer and to appoint Mr. Simons, our lead independent director, as non-executive Chairman of the Board, effective upon Mr. Bisignano’s resignation

Shareholders expressed interest in the company’s governance and use of artificial intelligence (AI)
•
We worked to develop innovative solutions that use AI and machine learning capabilities to help us enhance our efficiency and productivity and deliver innovative products and services to our clients

•
We established several oversight bodies focused on promulgating clear policies and guidelines that document our expectations regarding the responsible use of AI as well as a “clearinghouse” to review all AI use cases

Compensation Matters

What We Heard	What We Do
Shareholders expressed support for equity awards continuing to comprise a significant component of our compensation program and for awards that align pay and performance
•
We continued to align the interests of our executive officers with the interests of our shareholders and to promote long-term value creation for shareholders. As reflected on page 33, the majority of our executive officers’ compensation for 2024 was awarded in the form of equity compensation

•
The talent and compensation committee annually reviews performance share unit award metrics to ensure continued alignment to strategy and growth drivers, and ensure that the targets sufficiently challenge and motivate our executives to achieve performance that supports long-term shareholder value, and will only be fully paid out if the executive achieves, or exceeds, the milestones put in place

Fiserv, Inc. 2025 Proxy Statement | 09

Our Board of Directors
Our Director Nominees
The board seeks to be comprised of directors with a broad set of skills, experiences, and backgrounds to ensure diverse perspectives and contemporary ideas. The board is comprised of individuals with proven business experience and significant accomplishments as well as diverse board tenure, gender, age, race, ethnicity, nationality, and cultural backgrounds. In particular, four nominees have served on the board for less than three years, five have served between four and eight years, and one has served for more than eight years; three are women; and four are ethnically or racially diverse.
Our Board’s Experience and Skills
The collective experience of our director nominees reflects a balanced mix of the skills, expertise, background and viewpoints that we believe are integral to a well-functioning board. The following table summarizes the skills for each director nominee under criteria we have identified as most relevant to our current business strategy. More detailed information about each nominee’s qualifications, skills and experience follows under “Who We Are.”

	Bisignano	Cohen	de Castro	DiSimone	Fritz	Gopal	Mamilli	Lyons	Simons	Warren	Yarkoni
“C-Level” Executive Leadership	•	•	•	•	•	•	•	•	•	•	•
Compensation and Talent	•	•	•	•	•	•	•	•	•	•	•
Ecommerce, Mobile, Digital	•	•	•	•			•	•		•	•
Finance	•	•	•	•	•	•	•	•	•	•	•
Global Experience	•	•	•	•		•	•	•	•	•	•
Government, Regulatory, Geopolitical	•	•			•			•	•		•
Payments	•	•	•	•				•			•
Public Company Board	•		•		•	•			•	•
Risk Management	•	•	•	•	•		•	•	•	•	•
Strategy	•	•	•	•	•	•	•	•	•	•	•
Technology and Information Security	•	•		•	•	•	•	•		•	•

10 | Fiserv, Inc. 2025 Proxy Statement

Our Board of Directors
Our Board’s Experience and Skills
Category Guidelines
A general, non-exclusive standard for each of the categories is that the respective experience should be, as applicable, current or recent; at the C-suite or senior management level; gained at a large, complex, global company; and at a company generally known to and well-regarded by relevant peers.

Skill / Experience	Description
“C-Level” Executive Leadership	Experience as chief executive officer, chief financial officer or other executive-level manager.
Compensation and Talent
Experience in enterprise-wide human capital management and the development of human and other talent resources; employee engagement; employee training and development; and corporate culture. Experience in C-suite and other senior management performance evaluation, compensation and succession planning.

Ecommerce, Mobile, Digital
Experience in the oversight and ongoing development of financial and other technologies that innovate and measurably improve business and customer services and experiences. Experience in sophisticated mobile and digital consumer experiences or marketing and related strategic business matters.

Finance
Experience in the oversight and management of public company financial reporting, including the design, maintenance and effectiveness of internal control over financial reporting and disclosure controls and procedures, accounting and auditing. Experience in the oversight or design of capital structure strategies and policies, including capital market and other financing activities.

Global Experience
Experience working or residing outside of the U.S. or managing a complex organization doing business internationally, sufficient to enable current global perspective and general understanding of current geopolitical issues.

Government, Regulatory, Geopolitical
Experience related to compliance and regulation in complex, highly regulated industries, in particular in the global financial services or fintech and technology industries. Experience in government, public policy, or consulting organizations with oversight of or expertise in the global financial services or fintech and technology industries or other highly regulated industries. Experience within global retail or commercial banking, investment management or financial markets.

Payments	Experience with payments – particularly digital payments, including debit, credit, ACH, person-to-person, and person-to-business – with knowledge of processing infrastructure and settlement risk.
Public Company Board	Experience as a public company director.
Risk Management
Experience in the oversight, design and/or testing of enterprise risk management (ERM) and internal controls in alignment with or integrated into strategy. Experience in the integration of corporate social responsibility factors into ERM.

Strategy
Experience in the development and execution of business strategies designed to foster growth, including relative to sales and marketing, product, and capital allocation decisions for acquisitions, divestitures, and other strategic investments.

Technology and Information Security
Experience managing large technology projects or business transformations through large-scale software or infrastructure development. Experience in data management and information security, including cybersecurity and data privacy.

Fiserv, Inc. 2025 Proxy Statement | 11

Our Board of Directors
Who We Are
Proposal 1: Election of Directors
Each person listed below is nominated for election to serve as a director until the next annual meeting of shareholders and until his or her successor is elected and qualified.

For	The board of directors recommends that you vote “For” each of its nominees for director.

Who We Are
Age: 65 Director since: 2019 Chairman since: 2022 Committees: • None	Frank J. Bisignano
Mr. Bisignano has served as Chairman of the Board since 2022 and Chief Executive Officer since 2020. He served as our President from 2019 to January 2025. Mr. Bisignano served as our Chief Operating Officer from 2019 to 2020 and joined us as part of the acquisition of First Data Corporation.

Business Experience
Prior Public Directorships
• Humana, Inc., a health insurance company (2017-2021) • First Data Corporation (2013-2019)
Prior Positions
 • Chief Executive Officer (2013-2019) and Chairman (2014-2019) of First Data Corporation
 •
Co-Chief Operating Officer, Chief Executive Officer of Mortgage Banking, Chief Administrative Officer and other executive positions at JPMorgan Chase & Co., a global financial services company (2005-2013)
 •
Chief Executive Officer for the Global Transactions Services business and a member of the Management Committee of Citigroup Inc., a global banking company (2002-2005)

Reasons For Nomination
• Currently serves as our Chief Executive Officer • Experienced executive and recognized leader in the financial services industry

Age: 54 Director since: N/A Committees: • None	Michael P. Lyons
Mr. Lyons has served as President and CEO-Elect since January 2025. Before joining Fiserv, Mr. Lyons served as President of The PNC Financial Services Group, Inc. and its wholly owned subsidiary, PNC Bank, National Association, from February 2024 to January 2025.

Business Experience
Prior Positions
 • President of The PNC Financial Services Group, Inc. and PNC Bank, National Association (2024-2025)
 •
Executive Vice President and Head of Corporate and Institutional Banking at PNC (2011-2024)
 •
Head of Corporate Development and Strategic Planning for Bank of America (2010-2011)

Reasons For Nomination
• Currently serves as our President and CEO-Elect • Extensive experience in the financial services and banking industries

12 | Fiserv, Inc. 2025 Proxy Statement

Our Board of Directors
Who We Are
Age: 47 Director since: 2025 Committees: • None	Stephanie E. Cohen
Ms. Cohen has served as Chief Strategy Officer of Cloudflare, a leading cloud connectivity company, since 2024.
Business Experience
Prior Positions
 •
Global Head of Platform Solutions at Goldman Sachs, a global investment bank and financial services company (2023-2024)
 •
Global Co-Head of Consumer & Wealth Management at Goldman Sachs (2021-2022)
 •
Chief Strategy Officer at Goldman Sachs (2018-2020)
 •
Global Head of Financial Sponsors M&A at Goldman Sachs (2015-2017)
 •
Global Head of General Industrials and Global Co-Head of Industrial M&A at Goldman Sachs (2011-2014)
 •
A variety of other positions at Goldman Sachs since 1999

Reasons For Nomination
• Technology leader with extensive management experience in the global financial services industry • Ms. Cohen was identified by a third-party search firm

Age: 59 Director since: 2019 Committees: • Audit • Talent and Compensation	Henrique de Castro
Mr. de Castro most recently served as an advisor to Cantor Fitzgerald, a global financial services firm.
Business Experience
Current Directorships
• Banco Santander, S.A., a Spanish multinational commercial bank (public)
Prior Public Directorships
• Target Corporation, a general merchandise retail company (2013-2020) • First Data Corporation (2017-2019) • CF Finance Acquisition Corp., a special purpose acquisition company (2018-2019)
Prior Positions
 •
Chief Operating Officer of CF Finance Acquisition Corp. (2018-2019)
 •
Advisor to Cantor Fitzgerald (2015-2019)
 •
Chief Operating Officer at Yahoo! Inc., a web services firm (2012-2014)
 •
President of Partner Business Worldwide, President of Media, Mobile & Platforms Worldwide and other senior executive positions at Google, a multinational technology company (2006-2012)
 •
Senior positions at Dell Corporation, a computer technology company
 •
Senior positions at McKinsey & Company, a leading global management consulting firm

Reasons For Nomination
• Leadership and management experience in the global technology industry, including expertise in global growth strategies

Fiserv, Inc. 2025 Proxy Statement | 13

Our Board of Directors
Who We Are
Age: 70 Director since: 2018 Committees: • Risk, Chair • Audit	Harry F. DiSimone
Mr. DiSimone most recently served as the President of Commerce Advisors, Inc., a consulting and advisory services firm for the retail financial services and payments industries.
Business Experience
Prior Positions
 •
President of Commerce Advisors, Inc. (2008-2020)
 •
Managing Partner and Co-Founder of Encore Financial Partners, Inc., a company focused on the acquisition and management of banking organizations in the United States (2010-2015)
 •
Executive Vice President, Chief Operating Officer of the Chase credit card business, Private Label Card and Merchant Processing Executive, Retail Bank Chief Marketing Officer, Consumer Banking, Investments and Insurance Executive, Chase Personal Financial Services Executive and other senior level positions at JPMorgan Chase & Co., a global financial services company, and its predecessor organizations (1976-2008)
 •
Advisor to retail banking and payment organizations, including The Direct Marketing Association, the NYCE Payment Network, Chase Paymentech, Mastercard’s U.S. Business Committee, Visa Global Advisors, the New York Clearing House’s Strategic Planning Committee and the Federal Reserve Bank’s Payment Card Council

Reasons For Nomination
• Extensive experience in the banking, payments and financial services industries

Age: 62 Director since: 2024 Committees: • Audit • Nominating and Corporate Governance	Lance M. Fritz
Mr. Fritz most recently served as Chairman, President and Chief Executive Officer of Union Pacific Corporation, a leading transportation company, from 2015 to 2023.
Business Experience
Current Directorships
• Parker Hannifin Corporation, a motion and controls technology company (public)
Prior Public Directorships
• Union Pacific Corporation (2015-2023)
Prior Positions
• Chairman, President and Chief Executive Officer of Union Pacific Corporation (2015-2023) • A variety of other leadership positions at Union Pacific Corporation since 2000
Reasons For Nomination
 •
Extensive leadership, operations, government and regulatory, risk management, and public company experience gained through years of service as chief executive officer and chairman of a public company

14 | Fiserv, Inc. 2025 Proxy Statement

Our Board of Directors
Who We Are
Age: 63 Director since: 2024 Committees: • Risk • Nominating and Corporate Governance	Ajei S. Gopal
Mr. Gopal has served as the President and Chief Executive Officer of ANSYS, Inc., an engineering simulation solutions provider, since 2017.
Business Experience
Current Directorships
• ANSYS, Inc. (public)
Prior Public Directorships
• Citrix Systems, a cloud computing and virtualization technology company (2017-2021)
Prior Positions
 •
President and Chief Operating Officer of ANSYS, Inc. (2016)
 •
Operating Partner at Silver Lake Partners, a leading private equity technology investor (2013-2016)
 •
Senior Vice President and General Manager, HP Software (2011-2013)
 •
Executive Vice President at CA Technologies (2006-2011)
 •
Executive Vice President and Chief Technology Officer at Symantec (2004-2006)
 •
Founder of ReefEdge Networks (2000-2004)
 •
Various positions at IBM (1988-2000)

Reasons For Nomination
• Extensive executive, operational, and technology experience

Age: 57 Director since: 2021 Committees: • Risk • Nominating and Corporate Governance	Wafaa Mamilli
Ms. Mamilli has served as Executive Vice President, Chief Digital and Technology Officer of Roche, a biotechnology, pharmaceutical and diagnostics company, since February 2025.
Business Experience
Prior Positions
 •
Executive Vice President, Chief Digital & Technology Officer and Group President for China, Brazil and Precision Animal Health of Zoetis, Inc., a global animal health company (2022-2025)
 •
Chief Information and Digital Officer of Zoetis (2020-2022)
 •
Global Chief Information Officer for business units at Eli Lilly and Company, a pharmaceutical company (2019-2020)
 •
A variety of leadership positions at Eli Lilly since 1995, including Chief Information Security Officer (2016-2019)

Reasons For Nomination
• Extensive global experience and technology experience, including expertise in cybersecurity, digital and analytics

Fiserv, Inc. 2025 Proxy Statement | 15

Our Board of Directors
Who We Are
Age: 61 Director since: 2007 Committees: • Talent and Compensation, Chair • Nominating and Corporate Governance	Doyle R. Simons
Mr. Simons most recently served as President and Chief Executive Officer and a director of Weyerhaeuser Company, a company focused on timberlands and forest products.
Business Experience
Current Directorships
• Union Pacific Corporation, a leading transportation company (public) • Iron Mountain Incorporated, a storage and information management company (public)
Prior Public Directorships
• Weyerhaeuser Company (2013-2018)
Prior Positions
 •
President and Chief Executive Officer of Weyerhaeuser Company (2013-2018), and senior advisor (2018-2019)
 •
Chairman and Chief Executive Officer of Temple-Inland, Inc., a manufacturing company focused on corrugated packaging and building products (2007-2012)
 •
Executive Vice President, Chief Administrative Officer, Vice President – Administration and Director of Investor Relations at Temple-Inland (1994-2007)

Reasons For Nomination
• Accomplished businessperson and director with diverse experience in senior management, financial and legal matters

Age: 62 Director since: 2020 Committees: • Audit, Chair • Talent and Compensation	Kevin M. Warren
Mr. Warren most recently served as Executive Vice President and Chief Marketing and Customer Experience Officer of United Parcel Service, Inc. (UPS), a global package delivery, supply chain management and freight forwarding company.

Business Experience
Current Directorships
• Assurant, Inc., a global protection company (public)
Prior Public Directorships
• Illinois Tool Works, Inc., a global manufacturer of industrial products and equipment (2010-2021)
Prior Positions
 •
Executive Vice President and Chief Marketing and Customer Experience Officer of UPS (2023-2024); Executive Vice President and Chief Marketing Officer of UPS (2018-2023)
 •
Executive Vice President & Chief Commercial Officer of Xerox Corporation, a global business services, technology and document management company (2017-2018)
 •
President, Commercial Business Group, President, Industrial, Retail and Hospitality Business Group, President of Strategic Growth Initiatives, and other roles at Xerox (1984-2017)

Reasons For Nomination
• Deep executive and commercial leadership experience including the growth and management of global brands

16 | Fiserv, Inc. 2025 Proxy Statement

Our Board of Directors
How We Are Selected, Elected and Evaluated
Age: 55 Director since: 2023 Committees: • Audit • Risk	Charlotte B. Yarkoni
Ms. Yarkoni has served as President of Commerce, Ecosystems, Cloud & AI of Microsoft Corporation, a global technology provider, since 2022, and previously served as Vice President and Chief Operating Officer, Cloud and AI of Microsoft from 2021 to 2022, and Vice President, Commerce and Ecosystems of Microsoft from 2016 to 2021.

Business Experience
Prior Positions
• President of Telstra Software Group, a strategic global software business (2013-2016) • Senior Vice President, Cloud Services, of VMware, a leading provider of multi-cloud services (2011-2013)
Reasons For Nomination
• Proven technology leader with an extensive background in cloud-based applications who has held executive leadership roles at both public and privately held technology firms

How We Are Selected, Elected and Evaluated
More About Nominees
All of the nominees for election as director at the annual meeting have been nominated in accordance with our by-laws. There are no family relationships among any of our directors or executive officers. These nominees have consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve, provided that, if Mr. Bisignano is confirmed to serve as Commissioner of the Social Security Administration prior to the annual meeting his nomination for election as a director will be withdrawn. Unless otherwise specified, the shares of common stock represented by the proxies solicited hereby will be voted in favor of the nominees proposed by the board of directors. In the event that any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee, if any, as the board of directors may propose.
Mr. Lyons joined the company as President and CEO-Elect on January 27, 2025, and will be appointed as Chief Executive Officer, and cease serving as President, upon Mr. Bisignano’s resignation to serve as Commissioner of the Social Security Administration. Pursuant to the terms of the offer letter between us and Mr. Lyons, dated January 22, 2025, Mr. Lyons will become a director upon Mr. Bisignano’s resignation (unless Mr. Lyons is earlier elected by shareholders at the annual meeting). His offer letter is described in and filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2025. In addition to providing for Mr. Lyon’s appointment as a director, the offer letter also entitles Mr. Lyons to certain annual compensation and sign on cash and equity replacement awards.
Vote Required
Our by-laws provide that each director will be elected by the majority of the votes cast with respect to that director’s election, other than in a contested election. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “withheld” with respect to that director’s election. If, in an uncontested election of directors, any incumbent nominee receives a greater number of votes “withheld” from his or her election than votes “for” his or her election, such director will promptly tender his or her resignation. The nominating and corporate governance committee will then promptly recommend to the board whether to accept or reject the resignation, and we will promptly file a Current Report on Form 8-K with the Securities and Exchange Commission that sets forth the board’s decision in which the director who tendered a resignation will not participate. In a contested election, as determined by the chair of the board, each director will be elected by a plurality of the votes cast with respect to that director’s election at a meeting at which a quorum is present regardless of whether a contested election continues to exist as of the date of such meeting.

Fiserv, Inc. 2025 Proxy Statement | 17

Our Board of Directors
How We Are Selected, Elected and Evaluated
What We Look for in Directors
The nominating and corporate governance committee regularly assesses the appropriate size of the board of directors, strategic needs of the board, skills and competencies of our directors, and whether any vacancies on the board of directors are expected due to retirement or otherwise. The committee evaluates prospective nominees in the context of the then current constitution of the board and considers all factors it believes appropriate, which include those set forth in our governance guidelines such as personal ethics and integrity, business judgment, experience, and an ability to represent the long-term interests of shareholders. In this regard, and to ensure diverse capabilities and viewpoints, the board should also consist of individuals with diverse director tenure, gender, sexual orientation, race, ethnicity, nationality, cultural background and age who possess outstanding business experience, proven ability and significant accomplishments through other enterprises. Our governance guidelines provide that independent directors may serve on no more than four boards of directors of for-profit enterprises, including our board, without board approval, and that the committee considers each director’s time commitments, including those related to employment and other board service, as part of the annual director nomination process to ensure that the directors have adequate time to fulfill their responsibilities as a director.
How We Nominate Directors
The nominating and corporate governance committee recommends to the full board of directors the nominees to stand for election at our annual meeting of shareholders and to fill vacancies occurring on the board. The committee uses a variety of methods to identify and evaluate director candidates who may come to the attention of the committee through current directors, professional search firms, shareholders or other persons. In making recommendations to the board, the committee examines each director candidate on a case-by-case basis regardless of who recommended the candidate. The committee will consider shareholder-recommended director candidates in accordance with the foregoing and other criteria set forth in our governance guidelines and the nominating and corporate governance committee charter. Recommendations for consideration by the committee must be submitted in writing to the corporate Secretary together with appropriate biographical information concerning each proposed candidate. The committee does not evaluate shareholder-recommended director candidates differently than any other director candidate. Information regarding how shareholders may nominate director nominees is found below under “Voting, Meeting and Other Matters – Shareholder Proposals for the 2026 Annual Meeting.”

18 | Fiserv, Inc. 2025 Proxy Statement

Our Board of Directors
How We Are Organized
How We Evaluate Our Performance
The board of directors annually considers the performance of the board, board committees and individual directors. Our board believes that a meaningful evaluation process promotes good governance practices and enhances the effective functioning of the board.

Input	Actions

•
We conduct annual board assessments, full board discussions and third-party evaluations.

•
We conduct written director surveys regarding board performance, and our lead independent director or independent chair, as applicable, discusses the results with each director individually, and with the board as a group.

In response to the feedback received, the board took several actions including:

 •
Appointing three new directors, each with executive leadership experience including two with chief executive officer experience

 •
Enhancing our director engagement through director education opportunities, including product demonstrations and presentations from outside experts at each regular board meeting

 •
Refining our new director orientation program to help accelerate director integration and meet our goal of enabling new directors to make an immediate impact while promoting their long-term engagement

 •
Rotating the membership on our board committees to maximize the impact of directors in providing effective oversight

The board and its committees consider the results of the evaluations and, as appropriate, update their practices or areas of focus to improve the operation and performance of the board and its committees.
How We Are Organized
Our Independence
Our board of directors has determined that Stephanie E. Cohen, Henrique de Castro, Harry F. DiSimone, Lance M. Fritz, Ajei S. Gopal, Wafaa Mamilli, Heidi G. Miller, Doyle R. Simons, Kevin M. Warren and Charlotte B. Yarkoni are “independent” under the independence standards set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual. Each member of the committees of our board of directors is independent, and the members of our audit and talent and compensation committees satisfy the additional independence criteria applicable to those committees under New York Stock Exchange or Securities and Exchange Commission rules. In addition, each member of the talent and compensation committee is a non-employee director. Messrs. Bisignano and Lyons are not independent because they are current employees of Fiserv. The term of service of Heidi G. Miller, a current director, will expire at the 2025 annual meeting of shareholders.
Our Meetings and Attendance
During our fiscal year ended December 31, 2024, the board of directors held seven meetings. During 2024, each director attended 100% of the meetings of the board of directors and the committees on which he or she served, in each case, while the director was on the board or such committees. Our non-management directors meet in executive session without management present at each regular meeting of the board of directors. These executive sessions are led by the chairman of the board, if not an employee, or the lead director, as appropriate.
Directors are expected to attend each annual meeting of shareholders. All of the directors serving on the board at the time of our 2024 annual meeting of shareholders attended the meeting.

Fiserv, Inc. 2025 Proxy Statement | 19

Our Board of Directors
How We Are Organized
Our Leadership
We believe that strong independent leadership is essential for our board of directors to effectively perform its primary oversight functions. It is also important for the board to retain flexibility to determine its leadership structure based on the composition of the board, the individuals serving in leadership positions, and our performance as a company.
•
Annual Review and Appointment. In accordance with our governance guidelines, our board of directors annually conducts an evaluation of its leadership structure and elects a board chair, who may or may not be our chief executive officer, based on what it believes is in the best interests of our company and our shareholders. If the individual elected as chair is the chief executive officer or is otherwise an employee of our company, our governance guidelines provide that the non-employee directors will appoint a lead independent director.

•
Chair of the Board. In 2025, the board determined to separate the roles of chair and chief executive officer and appointed Mr. Simons, our lead independent director, as non-executive Chairman of the Board, effective in each case as of the earlier of Mr. Bisignano’s confirmation as Commissioner of the Social Security Administration by the U.S. Senate and June 30, 2025. In appointing Mr. Simons as Chairman, the board considered his service as lead director, historical knowledge of the company, diverse experience in senior management, financial and legal matters, and record of strong shareholder support.

•
Robust Governance Practices. The board believes that our robust corporate governance practices, including a strong lead director or non-executive chair role, independent leadership of all board committees, and consistent board refreshment enables efficient independent oversight. The significant majority of our directors are independent and all four of our standing board committees are chaired by independent directors and comprised fully of independent directors.

The board will continue to annually review its leadership structure in light of the needs of the board and the company at such time.
Our Committees
Our board of directors has four standing committees: an audit committee; a nominating and corporate governance committee; a talent and compensation committee; and a risk committee. Each of these committees has the responsibilities set forth in written charters adopted by the board of directors. We make copies of these charters (along with our governance guidelines and code of conduct) available free of charge on our website at https://investors.fiserv.com/corporate-governance/governance-documents. Other than the text of the charters, we are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement. More information regarding each committee’s risk oversight responsibilities can be found below under “How We Govern – Risk Oversight.”

20 | Fiserv, Inc. 2025 Proxy Statement

Our Board of Directors
How We Are Organized

Audit Committee
Mr. Warren (Chair)
Primary Responsibilities. The audit committee’s primary role is to provide independent review and oversight of our financial reporting processes and consolidated financial statements, system of internal controls, audit process and results of operations and financial condition. The audit committee is directly and solely responsible for the appointment, compensation, retention, termination and oversight of our independent registered public accounting firm and establishing, and periodically reviewing and approving, procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters.

Audit Committee Financial Experts and Report. The board of directors has determined that Messrs. Warren, de Castro, DiSimone and Fritz and Ms. Yarkoni are “audit committee financial experts,” as that term is used in Item 407(d)(5) of Regulation S-K. The report of the audit committee can be found on page 67.

Mr. de Castro
Mr. DiSimone
Mr. Fritz
Ms. Yarkoni
Number of Meetings held in 2024: 8

Nominating and Corporate Governance Committee
Ms. Miller (Chair)
Primary Responsibilities. The nominating and corporate governance committee assists the board of directors to identify, evaluate and recommend potential director nominees and annually reviews the size, structure, composition and functioning of the board and its committees including committee rotation and leadership. The committee is also responsible for corporate governance matters.

Mr. Fritz
Mr. Gopal
Ms. Mamilli
Mr. Simons
Number of Meetings held in 2024: 4

Talent and Compensation Committee
Mr. Simons (Chair)
Primary Responsibilities. The talent and compensation committee determines and implements compensation policies and programs designed to create long-term value for our shareholders, including reviewing and approving executive officer compensation, and overseeing our human capital management strategy.

CD&A and Report of the Committee. Additional information regarding the talent and compensation committee and our named executive officer compensation is provided below under the heading “Our Executive Pay – Compensation Discussion and Analysis.” The report of the talent and compensation committee can be found on page 45.

Mr. de Castro
Ms. Miller
Mr. Warren
Number of Meetings held in 2024: 6

Fiserv, Inc. 2025 Proxy Statement | 21

Our Board of Directors
How We Govern

Risk Committee
Mr. DiSimone (Chair)
Primary Responsibilities. The risk committee is responsible for oversight of key company risks, including cybersecurity, risk appetite, risk governance structure, regulatory exams, risk management and other risk matters.

Mr. Gopal
Ms. Mamilli
Ms. Yarkoni
Number of Meetings held in 2024: 4

How We Govern
The board of directors is responsible for providing advice and oversight of the strategic and operational direction of the company to support our and our shareholder’s long-term interests.
Strategic Oversight
Our board is responsible for reviewing management’s strategic and financial plans. The board also monitors corporate performance against those plans including overseeing operating results on a regular basis. At least quarterly, the chief executive officer, chief financial officer and other members of management provide detailed business and strategy updates to our board. At these reviews, our directors engage with the senior leadership team and other members of management regarding, among other topics: business objectives; financial and operating performance; capital allocation plan; competitive landscape; product and technology; and potential acquisitions, investments, and partnerships. Our board is also responsible for planning management succession and monitoring and encouraging ethical behavior and compliance with laws, regulations and corporate policies.
Risk Oversight
Our management is responsible for managing risk, and our board is responsible for overseeing management. To discharge this responsibility, the board seeks to be informed about the risks we face so that it may evaluate actual and potential risks and understand how management is addressing such risks. To this end, the board, as a whole and through its committees, regularly engages with management and outside advisors about the risks we face.
Risk Management Approach
We maintain an enterprise risk management (ERM) program with a top risk register and structured risk assessment process that supports strategic planning and decision making. As part of our ERM program, for each category of risk, we determine an appropriate risk appetite. We consider the impact and likelihood of our top risks, and our ability to manage those risks through mitigating controls. The risk assessment process also determines risk ratings, such that the management of significant risks can be prioritized. On an ongoing basis, we identify, categorize, assess, respond to, and monitor risks, escalating mitigation efforts as needed. We consider the ways in which risks may affect our business by measuring the impact of those risks against a consistent set of criteria, which include the potential impact to our operations, our financial performance, compliance and legal, our reputation, and our business strategy. Response plans are developed for residual risks that are above the acceptable tolerance level.
The board of directors believes that its current leadership structure best positions it to oversee the risks faced by the company today based on the company’s operations and strategic goals and the qualifications and skills of our directors. The significant majority of our board are independent and all four of our standing board committees are

22 | Fiserv, Inc. 2025 Proxy Statement

Our Board of Directors
How We Govern
chaired by independent directors. Our lead independent director has a robust set of responsibilities under our governance guidelines that enable him to provide an independent perspective on significant matters, including the management of risk. Effective upon Mr. Bisignano’s resignation, Mr. Simons, our current lead independent director, will become non-executive Chairman of the Board.
The board of directors and its committees provide oversight of risk within the scope of their respective responsibilities, including those described below.
Board of Directors
•	Maintains primary oversight of strategic, operational, and financial risks
•	Receives information regarding our financial performance and condition from our chief executive officer and chief financial officer to understand and address current and emerging risks
•
Discusses with senior management and other business leaders our business strategy, operations and results, as well as developments in our industry, to enable the board to evaluate competitive and operational risks

Risk Committee
•
Reviews and discusses with management key risks, including cybersecurity, business continuity, resiliency, technology, privacy and data management, credit, settlement, liquidity, third-party, regulatory compliance, and market risk, including product, geography and competition risks

•	Annually reviews, jointly with the audit committee, our ERM program, including the identification of top risks
•	Periodically reviews and approves a list of top enterprise risks, an enterprise risk appetite statement, and the tolerance levels for board-level risk metrics
•	Reviews and discusses with management the risk appetite relating to top risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks
•	Reviews and discusses with management the risk governance structure and the guidelines, policies and processes regarding risk assessment and management
•	Reviews and discusses with management relevant regulatory exams, findings from such exams, and the status of the remediation of any such findings
•	Monitors the performance of the risk management function
Nominating and Corporate Governance Committee
•
Working closely with management and the board, oversees management of risks associated with director succession, independence, and conflicts of interest, as well as regulatory risks related to our corporate governance programs and policies

•
Oversees our corporate social responsibility programs, policies, stakeholder engagement, and disclosures and reporting, including identifying, evaluating and monitoring related trends, opportunities and risks

•	Oversees our public policy activities and, at least annually, reviews our political contributions and expenditures and political expenditure policy

Fiserv, Inc. 2025 Proxy Statement | 23

Our Board of Directors
How We Govern
Talent and Compensation Committee
•	Oversees management of risks relating to our human capital strategy, including with respect to talent – including recruiting, development, and retention – and culture
•	Reviews the design and implementation of our compensation programs and policies and the administration of our incentive plans to manage compensation-related risk
•	Evaluates risk relating to our succession planning for senior management
•	Oversees regulatory compliance with respect to compensation matters
Audit Committee
•
Monitors our significant internal control process, including the process of preparing interim and annual financial results, disclosure controls and procedures, corporate audit function and periodic review and approval of our code of conduct and business ethics

•
Meets with our chief executive officer, chief financial officer, chief legal officer and other members of management, as appropriate, in connection with our filings with the Securities and Exchange Commission, earnings press releases, and other corporate communications containing material financial and risk-related disclosures

•
Oversees our chief audit executive and the independent registered public accounting firm and monitors risks related to financial reporting matters, including tax, accounting, disclosure controls and procedures, and internal control over financial reporting

•	Annually reviews, jointly with the risk committee, our ERM program and top risks
•
Oversees legal and regulatory matters that may have a material impact on our financial statements, material litigation, and reports or evidence of material violations of the law or our code of conduct or fraud

Board Role in Succession Planning
Our board believes it is critical to have strong and effective leadership, and our board regularly considers chief executive officer and management succession plans. We have a strong internal bench of executive leaders and the board has regular and direct exposure to the members of our management committee and high-potential senior leaders at each regular board meeting. In support of the succession planning process, in 2024, we engaged a third party to conduct talent assessments of the members of our management committee. The results of the assessments were presented to and discussed by our independent directors. Our directors also focused on the succession process, developing key attributes and skills of a chief executive officer, and discussing candidates and development initiatives. With this strong foundation, earlier this year, the directors were able to quickly select Mr. Lyons as our new chief executive officer following Mr. Bisignano’s nomination as Commissioner of the Social Security Administration, and ensure a smooth transition, with the support of the highly experienced executive team.
Review, Approval or Ratification of Transactions with Related Persons
We have adopted a written policy requiring that any related person transaction that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act be reviewed and approved by our audit committee or, if the audit committee is not able to review the transaction for any reason, a majority of our disinterested directors. Compensation matters regarding our executive officers or directors are reviewed and approved by our talent and compensation committee. The policy also provides that, at least annually, any ongoing, previously approved related person transaction is to be reviewed by the body that originally approved the transaction: to ensure that it is being

24 | Fiserv, Inc. 2025 Proxy Statement

Our Board of Directors
How We Are Paid
pursued in accordance with all of the understandings and commitments made at the time that it was previously approved; to ensure that the commitments being made with respect to such transaction are appropriately reviewed and documented; and to affirm the continuing desirability of and need for the related person arrangement.
All relevant factors with respect to a proposed related person transaction will be considered, and such a transaction will only be approved if it is in our and our shareholders’ best interests or, if an alternate standard of review is imposed by applicable laws, statutes, governing documents or listing standards, if such alternate standard of review is satisfied.
In 2024, Sam Lituchy, an employee of the company and in-law of Mr. Bisignano, received base salary and cash incentive compensation of $347,175 and restricted stock units having a grant date fair value of $244,639. He was also eligible to participate in our employee benefit plans generally available to other employees.
How We Are Paid
Objectives for Director Compensation
Qualified non-employee directors are critical to our success. We believe that the primary duties of non-employee directors are to effectively represent the long-term interests of our shareholders and to provide guidance to management. Our compensation program for non-employee directors is designed to meet several key objectives:
•	Compensate directors for the responsibilities and time commitments required as directors of a public company
•	Attract the highest caliber non-employee directors by offering compensation that is consistent with that of our peers
•	Align the interests of our directors and shareholders by providing a significant portion of compensation in equity and requiring directors to own our stock
•	Provide compensation that is simple and transparent to shareholders and reflects corporate governance best practices
•	Where possible, provide flexibility in form and timing of payments
The talent and compensation committee of the board of directors reviews non-employee director compensation every other year and considers our financial and strategic performance, general market conditions and non-employee director compensation at the peer group companies set forth below under “Our Executive Pay – Compensation Discussion and Analysis – Determining and Structuring Compensation – Peer Group.”

Fiserv, Inc. 2025 Proxy Statement | 25

Our Board of Directors
How We Are Paid
Elements of 2024 Director Compensation
Our 2024 non-employee director compensation program is summarized below:

Element of Compensation	2024
Annual Equity Award	$230,000
Board Fee	100,000
Annual Lead Director Equity Award	75,000
Committee Fee	15,000
Committee Chair Fee
Nominating and Corporate Governance; Risk; Talent and Compensation	20,000
Audit	25,000

Upon being elected or re-elected as a director, each non-employee director receives such number of restricted stock units as is determined by dividing $230,000 by the closing price of our common stock on the grant date. Upon being elected or re-elected as the lead director, the lead director receives such number of restricted stock units as is determined by dividing $75,000 by the closing price of our common stock on the grant date. Committee chair fees are in addition to the base committee fees and the lead director fee is in addition to the standard board fee and annual equity grant.
Our biannual market study conducted in 2024 resulted in the following increases to board compensation: the annual equity award increased from $210,000 to $230,000; the audit committee chair fee increased from $20,000 to $25,000; and the nominating and corporate governance committee and talent and compensation committee chair fees increased from $10,000 to $20,000. The annual equity award change was effective for the annual grants made on May 15, 2024, and the other compensation changes were effective as of July 1, 2024.
Restricted stock units vest on the earlier of the first anniversary of the grant date or immediately prior to the first annual meeting of shareholders following the grant date. All cash fees are payable quarterly in arrears and may be subject to deferral elections. Committee fees are payable with respect to each committee on which a director serves.
Stock Ownership Requirements
Under our stock ownership policy, non-employee directors are required to accumulate, within five years after joining the board, and hold our common stock having a market value of $1,320,000, four times (4x) the sum of the standard annual board cash fee plus the value of the standard annual equity award. All non-employee directors are in compliance with our stock ownership policy.
Non-Employee Director Deferred Compensation Plan
We maintain a non-employee director deferred compensation plan that provides directors with flexibility in managing their compensation and promotes alignment with the interests of our shareholders. Each non-employee director may defer up to 100% of his or her cash fees, and based on his or her deferral election, the director is credited with a number of share units at the time he or she would have otherwise received the fees being deferred. Each non-employee director also may defer receipt of up to 100% of shares due upon vesting of restricted stock units. Based on his or her election, the director is credited with one share unit for the receipt of each such share that is deferred. Share units are equivalent to shares of our common stock but have no voting rights.
Upon cessation of service on the board, the director receives one share of our common stock for each share unit. Share units credited to a director’s account are considered awards granted under the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan and count against that plan’s share reserve.

26 | Fiserv, Inc. 2025 Proxy Statement

Our Board of Directors
How We Are Paid
2024 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Stephanie E. Cohen(3)	—	—	—
Henrique de Castro(4)	130,000	230,035	360,035
Harry F. DiSimone(4)	150,000	230,035	380,035
Lance M. Fritz(4)	113,214	280,665	393,879
Ajei S. Gopal(4)	104,286	266,191	370,477
Wafaa Mamilli(4)	130,000	230,035	360,035
Heidi G. Miller(4)	145,000	230,035	375,035
Doyle R. Simons(5)	145,000	305,060	450,060
Kevin M. Warren(4)	152,500	230,035	382,535
Charlotte B. Yarkoni(4)	130,000	230,035	360,035
Former Directors
Dylan G. Haggart(6)	48,571	—	48,571

(1)
This column includes fees earned or paid in cash during 2024, including the following amounts that were deferred under our non-employee director deferred compensation plan: Mr. de Castro – $130,000; Mr. DiSimone – $150,000; Mr. Fritz – $102,500; Mr. Gopal – $93,571; Ms. Miller – $145,000; Mr. Simons – $145,000; and Ms. Yarkoni – $130,000.

(2)
We granted each non-employee director re-elected at our 2024 annual meeting of shareholders such number of restricted stock units determined by dividing $230,000 by $155.01, the closing price of our common stock on May 15, 2024, the date of grant, rounded up to the next whole restricted stock unit. Accordingly, each non-employee director received 1,484 restricted stock units. On that date, we also granted Mr. Simons, as our lead director, such number of restricted stock units determined by dividing $75,000 by $155.01, rounded up to the next whole restricted stock unit. Accordingly, Mr. Simons received an additional 484 restricted stock units.

Mr. Fritz joined our board on February 16, 2024, and we granted him 342 restricted stock units, representing a pro rata number based on the number of days between the date of his appointment and May 15, 2024, the date of the next annual meeting of shareholders, and using the closing price of our common stock on February 16, 2024 of $148.04. Mr. Gopal joined our board on March 12, 2024, and we granted him 240 restricted stock units, representing a pro rata number based on the number of days between the date of his appointment and May 15, 2024, the date of the next annual meeting of shareholders, and using the closing price of our common stock on March 12, 2024 of $150.65.

All restricted stock units granted in 2024 vest 100% on the earlier of the first anniversary of the grant date or immediately prior to the first annual meeting of shareholders following the grant date. The dollar amount shown in the table is the grant date fair value of the award. Information about the assumptions that we used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2024.

(3)	Ms. Cohen joined our board in 2025 and did not receive compensation in 2024.
(4)	As of December 31, 2024, each of Mr. de Castro, Mr. DiSimone, Mr. Fritz, Mr. Gopal, Ms. Mamilli, Ms. Miller, Mr. Warren and Ms. Yarkoni held 1,484 unvested restricted stock units.
(5)	As of December 31, 2024, Mr. Simons held 16,060 options to purchase shares of our common stock, all of which were vested, and 1,968 unvested restricted stock units.
(6)	Mr. Haggart’s term as a director ended at the 2024 annual meeting of shareholders.

Fiserv, Inc. 2025 Proxy Statement | 27

Our Board of Directors
How to Communicate with Us
How to Communicate with Us
Shareholders and any other interested party may communicate with our board of directors, non-management or independent directors as a group, or individual directors, including our chairman or lead director, by submitting communications in writing to us at 600 N. Vel R. Phillips Avenue, Milwaukee, WI, 53203, Attention: Eric C. Nelson, Secretary. Shareholders and any other interested party may also contact us by e-mail through our investor relations department at investor.relations@fiserv.com. Communications addressed to the board of directors, non-management or independent directors as a group, or individual directors, including our chairman or lead director, other than business solicitations or similar communications, will be provided to our board of directors, such group of directors, or individual directors, as applicable.

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Our Executive Pay
Proposal 2: Advisory Vote to Approve Executive Compensation
Background
We are conducting a non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, in accordance with Section 14A of the Exchange Act (commonly referred to as “Say-on-Pay”). Our shareholders previously expressed a preference that we hold Say-on-Pay votes on an annual basis, and our board of directors accordingly determined to hold Say-on-Pay votes every year until the next required advisory vote on the frequency of future Say-on-Pay votes.
Pay-for-Performance Philosophy and Key Compensation Actions for 2024
Our talent and compensation committee seeks to structure compensation that incentivizes our leaders to strive for market-leading performance, which we expect will translate into long-term value for our shareholders and is balanced by the risk of lower performance-based compensation when we do not meet our performance objectives.
•	Executive officer compensation is primarily variable and in the form of equity. The annual compensation payable to our named executive officers is primarily variable and in the form of equity.
•
Annual incentive awards are based on financial performance objectives. Annual incentive awards to our named executive officers for 2024 were based on performance against established financial performance objectives.

•
Our performance share units have rigorous total shareholder return and financial performance goals. Shares subject to the performance share units vest based on attainment of relative total shareholder return and achievement of financial performance goals. For the relative total shareholder return component, above-median performance at the 55th percentile relative to the S&P 500 is required for target level vesting and payouts are capped at target if our absolute total shareholder return over the three-year period is negative.

•
Clawback Policy. We maintain a robust compensation recoupment policy that complies with Securities and Exchange Commission rules and New York Stock Exchange listing standards and that contains recovery rights beyond the base requirements, including where there is a restatement of our operating or financial results, a violation of our code of conduct or the law, or non-compliance with restrictive covenants.

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Our Executive Pay
Proposal 2: Advisory Vote to Approve Executive Compensation
Our Policies
•	We have a stock ownership policy that requires our chief executive officer to maintain a level of stock ownership equal to 12x his base salary and named executive officers to own 4x their base salary.
•	We prohibit hedging and pledging of stock by named executive officers.
•	We maintain a comprehensive compensation “clawback” policy.
We encourage shareholders to review the “Compensation Discussion and Analysis” section of this proxy statement as well as the tabular and narrative disclosure under the heading “Executive Compensation.”
We believe that our executive compensation program appropriately attracts, retains and incentivizes management while aligning pay with performance, driving long-term value creation and reflecting the views of shareholders. Our executive compensation program was supported by shareholders at the 2024 annual meeting with 91% of votes cast in favor of the proposal. This level of support validated the enhancements that we made to our executive compensation program in fiscal year 2023 in response to shareholder feedback. We carefully consider shareholder input in evaluating and designing our executive compensation program, as well as the results of the prior advisory vote. As a result of a substantial majority of our shareholders approving the compensation program at the 2024 annual meeting, the talent and compensation committee did not implement significant changes to our executive compensation program.
Proposed Resolution
The board endorses the compensation of our named executive officers and recommends that you vote in favor of the following resolution:
“RESOLVED, that the shareholders hereby approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the heading ‘Compensation Discussion and Analysis’ and in the tabular and narrative disclosures under the heading ‘Executive Compensation’.”
Vote Required, Effect of Vote and Recommendation of the Board of Directors
To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement, the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal. Unless otherwise specified, the proxies solicited hereby will be voted in favor of this proposal.
While the vote is advisory and will not be binding upon the board or the talent and compensation committee, the talent and compensation committee will carefully consider the outcome of the vote when considering future executive compensation decisions to the extent it can determine the cause or causes of any significant negative voting results.

For	The board of directors recommends that you vote “For” Proposal 2.

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Our Executive Pay
Compensation Discussion and Analysis
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis addresses compensation for our named executive officers for 2024.

Named Executive Officer	Title
Frank J. Bisignano(1)	Chairman of the Board and Chief Executive Officer
Guy Chiarello	Chief Operating Officer
John Gibbons	Head of Financial Institutions Group
Robert W. Hau	Chief Financial Officer
Adam L. Rosman	Chief Administrative Officer and Chief Legal Officer

(1)	Mr. Bisignano served as President until January 27, 2025.
Our Business
We aspire to move money and information in a way that moves the world. As a global leader in payments and financial technology, we help clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale and business management platform.
2024 Performance Highlights
•	GAAP revenue growth of 7% and organic revenue growth of 16% compared to 2023
•
GAAP diluted earnings per share of $5.38 and adjusted earnings per share of $8.80, representing an 8% increase in GAAP diluted earnings per share and a 17% increase in adjusted earnings per share, in each case, compared to 2023

•	GAAP operating margin of 28.7% compared to 26.3% in 2023; and adjusted operating margin of 39.4% compared to 37.7% in 2023
We continued our strong track record of creating value for shareholders:
•	We have consistently outperformed the S&P 500 Financials Index over the last one-, three- and five-year periods
•	Our one-year total shareholder return for 2024 was 54.6%, ranking at the 91st percentile relative to our peer group
Named executive officer compensation for 2024 was paid or awarded in the context of these results.
In this proxy statement, we discuss financial measures that are referred to as non-GAAP financial measures, including organic revenue growth, adjusted earnings per share, adjusted operating margin, adjusted operating income and adjusted revenue for incentive compensation. See Appendix A to this proxy statement for more information regarding these measures and reconciliations to the most directly comparable GAAP measures.
Shareholder Engagement
Our investor relations team and members of senior management regularly communicate with our shareholders, including in connection with quarterly earnings calls, analyst meetings, and investor and industry conferences. In addition, we engage with shareholders regarding corporate governance and related matters to understand their priorities and areas of focus. In 2024, we conducted shareholder engagement focused on corporate governance and related matters, both prior to and following our annual meeting of shareholders. We extended invitations to meet with shareholders collectively owning approximately 60% of our outstanding shares and engaged with shareholders

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Our Executive Pay
Compensation Discussion and Analysis
collectively owning approximately 28% of our shares. Mr. Simons, as chair of our talent and compensation committee and lead director, participated in several of these meetings. Feedback received from these discussions has helped inform enhancements to our executive compensation program and disclosures.
In our discussions with shareholders, they expressed positive views regarding our strong management and financial performance. Shareholders also expressed support for equity to continue as a significant component of our compensation program and our focus on aligning compensation with the interests of our shareholders and long-term value creation. Shares subject to the performance share units vest based on attainment of relative total shareholder return and achievement of financial performance goals. For the relative total shareholder return component, performance at the 55th percentile relative to the S&P 500 is required for target level vesting and payouts are capped at target if our absolute total shareholder return over the three-year period is negative.

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Our Executive Pay
Compensation Discussion and Analysis
2024 Compensation
The compensation paid to or earned by our named executive officers for 2024 performance is shown below. Incentive compensation is comprised of annual incentive awards and long-term equity incentive awards. To further align the interests of our executive officers with the interests of our shareholders and to promote long-term value creation for shareholders, annual incentive awards for 2024, which were determined based on the achievement of performance goals established by the talent and compensation committee at the beginning of 2024, were paid in equity rather than cash. Long-term equity incentive awards were granted in February 2025 and were based on, among other factors, 2024 financial performance, strategic progress, and total shareholder return.
The annual equity mix awarded by the talent and compensation committee to each of our named executive officers in February 2025 for 2024 performance is consistent with our objective of emphasizing performance-based compensation and aligning our executive officers’ economic interests with those of our shareholders. Half of the equity granted to our named executive officers during the annual grant cycle was in the form of performance share units with a three-year performance period, except in the case of Mr. Bisignano and Mr. Chiarello, who each received 100% restricted stock units in anticipation of Mr. Bisignano’s government service and in consideration of Mr. Chiarello’s anticipated responsibilities over time.
The table below reports the compensation paid to the named executive officers for 2024 and supplements, but is not a substitute for, the information in the Summary Compensation Table on page 47, which is presented in accordance with the rules of the Securities and Exchange Commission. The primary difference between the table below and the Summary Compensation Table is how equity awards are reported. The table below includes equity awards granted in 2025 for performance in 2024, whereas the Summary Compensation Table reflects, in accordance with applicable Securities and Exchange Commission rules, all equity granted in 2024 for performance in 2023. We discuss each of the compensation elements for 2024 performance below under the heading “2024 Named Executive Officer Compensation.”

	Base Salary(1)	Annual Cash Incentive Award(2)	Equity Awards(3)	Total
F. Bisignano	$ 1,400,000	$ —	$ 25,600,000	$ 27,000,000
G. Chiarello	1,000,000	—	7,500,000	8,500,000
J. Gibbons	750,000	—	5,250,000	6,000,000
R. Hau	750,000	—	7,650,000	8,400,000
A. Rosman	725,000	—	4,750,000	5,475,000

(1)	Amounts represent the base salary paid during 2024. Mr. Rosman’s annual base salary rate increased from $600,000 to $750,000 effective March 1, 2024.
(2)
The talent and compensation committee approved the following annual cash incentive amounts based on our achievement of 2024 adjusted revenue for incentive compensation and adjusted operating income: Mr. Bisignano – $2,547,500; Mr. Chiarello – $1,324,700; Mr. Gibbons – $764,250; Mr. Hau – $764,250; Mr. Rosman – $764,250. The committee elected to pay the annual cash incentive awards for 2024 entirely in equity and the amount of the awards are therefore included in the Equity Awards column.

(3)
Amounts represent the dollar amount of equity awards approved by the talent and compensation committee in 2025 and include the following split between restricted stock units and performance share units, respectively: Mr. Bisignano ($25,600,000 and $0); Mr. Chiarello ($7,500,000 and $0); Mr. Gibbons ($2,625,000 and $2,625,000); Mr. Hau ($3,825,000 and $3,825,000); and

Mr. Rosman ($2,375,000 and $2,375,000). The number of restricted stock units issued is equal to the approved dollar amount divided by the closing price of a share of our common stock on the grant date; and the number of performance share units issued is equal to the approved dollar amount (at target) divided by the average closing price over the five trading days leading up to and including the grant date. The grant date fair value of these awards will be reported in the Summary Compensation Table in the proxy statement for our 2026 annual meeting in accordance with applicable Securities and Exchange Commission rules. The performance share units have a three-year performance period ending December 31, 2027, and the value realized at the end of the performance period will depend on our achievement of relative total shareholder return, organic revenue growth and adjusted earnings per share and will range from 0% to 200% of the target award. One-third of the restricted stock units vest on each anniversary of the grant date.

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Our Executive Pay
Compensation Discussion and Analysis
Executive Compensation Practices
Our compensation program is designed to create long-term value for our shareholders by rewarding performance and sustainable growth. Our talent and compensation committee seeks to structure compensation that incentivizes our leaders to strive for market-leading performance, which we expect will translate into long-term value for our shareholders and is balanced by the risk of lower performance-based compensation when we do not meet our performance objectives.

What We Do
Pay for Performance. Named executive officer compensation is primarily variable and delivered in the form of long-term incentive equity awards, at least half of which are performance share units.
Performance Share Units. We grant performance share units that vest based on the achievement of three-year absolute and relative performance goals.
Performance Metrics. Annual cash incentive payments are based on quantitative financial performance objectives established by the talent and compensation committee at the beginning of each year.

Rigorous Total Shareholder Return Goal. Forty percent (40%) of the performance share units granted as incentive compensation vest based on our relative total shareholder return over a three-year performance period as compared to the S&P 500 Index. These performance share units only vest at target for above-median performance, and the number of shares issued is capped at the target amount if our absolute total shareholder return over the three-year period is negative.

Double-Trigger Change of Control Benefits. In the event of a change of control, our executive officers will only receive a cash severance payment and vesting of unvested restricted stock units, stock options and performance share units upon a qualifying termination following the change of control.

Robust Stock Ownership. We have a stock ownership policy that requires our executive officers and directors to own a significant amount of Fiserv equity to further align their long-term interests with those of our shareholders.
 •
Chief executive officer – twelve times (12x) his annual base salary
 •
Other executive officers – four times (4x) their respective annual base salaries
 •
Directors – four times (4x) the sum of the annual board cash fee and equity award value

Clawback Policy. We maintain a compensation recoupment, or “clawback,” policy which fully complies with Securities and Exchange Commission rules and New York Stock Exchange listing standards. In addition to the mandatory recoupment, the policy permits recoupment for a restatement of our operating or financial results, a violation of our code of conduct or the law, or non-compliance with restrictive covenants, among other circumstances.

What We Don’t Do
No Hedging or Pledging. We have a policy that prohibits our directors and executive officers from hedging or pledging Fiserv stock.
No Pensions. We do not provide separate pension programs or a supplemental executive retirement plan to our executive officers.
No Gross-Ups. We generally do not have tax gross-up arrangements with our executive officers.
Calculation of Share Ownership. Unvested stock options and performance share units do not count toward meeting our stock ownership requirements.

No Change of Control Agreements. We have a severance policy for our executive officers and, other than our employment agreement with our chief executive officer, no executive officers have employment or other agreements with us.

No Option Repricing. Our equity plan prohibits the repricing or backdating of stock options and the cancellation of underwater stock options in exchange for a cash payment or the issuance of other securities by us to the award holder.

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Our Executive Pay
Compensation Discussion and Analysis
Determining and Structuring Compensation
Compensation Philosophy and Objectives
The goal of our executive compensation program is the same as our goal for operating our company: to create long-term value for our shareholders and clients. To this end, we design our compensation program to incentivize and reward our executive officers for sustained financial, operating, and strategic performance, to align their interests with those of our shareholders, and to encourage them to remain with the company for long and productive careers. Our talent and compensation committee also seeks to structure compensation that is balanced by the risk of lower performance-based compensation when we do not meet our performance objectives.
Shareholder Advisory Votes on Named Executive Officer Compensation
At our 2024 annual meeting, our shareholders approved, by approximately 91% of the votes cast, the compensation of the named executive officers in our 2024 Proxy Statement. Our talent and compensation committee considered the strong results of the advisory vote in designing our executive compensation program and determining the amount paid to our named executive officers for performance in 2024.
Components of Compensation
The principal elements of compensation that we provide to our named executive officers are base salary, annual cash incentive awards and long-term equity incentive awards. We seek to increase the percentage of total pay that is “at risk” as executive officers move to greater levels of responsibility in the company and thus have a more direct impact on company results. We intend to structure the target compensation of executive officers so that they receive a significant portion of their compensation in the form of equity to further align our executive officers’ interests with those of our shareholders.

Type	Element	Description	Purpose
Annual Compensation	Base Salary
•
Fixed annual amount
•
Determined by the talent and compensation committee based on market data, scope of responsibilities, market value of experience, overall effectiveness and, except in the case of our chief executive officer, the recommendation of our chief executive officer
• Provides the named executive officer with a competitive level of income security
Annual Cash Incentive
•
Annual award based on quantitative financial performance objectives established by the talent and compensation committee
•
Ensures a significant portion of compensation is “at risk” and payable based on formulaic performance against financial objectives
• Motivates named executive officers to achieve annual financial results that, in turn, further our achievement of long-term objectives
Long -Term Compensation	Performance Share Units	• Equity grants for which the number of shares issued at vesting is determined by the achievement of relative and absolute performance goals over a multi-year period	• Incentivizes the achievement of long-term performance objectives to align our named executive officers’ economic interests with those of our shareholders
	Restricted Stock Units	• Equity grants that vest over a period of several years where the ultimate value depends on our share price	• Promotes retention and further aligns the interests of our named executive officers and shareholders

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Our Executive Pay
Compensation Discussion and Analysis
When making equity award decisions, we do not consider existing equity ownership because we do not want to discourage executive officers from holding significant amounts of our common stock. We also do not review realized compensation from prior equity awards when making current compensation decisions. If the value of equity awards granted in prior years increases significantly in future years, we do not believe that this positive development should impact current compensation decisions.
Determining Compensation
The Talent and Compensation Committee’s Role
The talent and compensation committee of the board of directors is responsible for, among other things:
•	Approving executive officer compensation including the design and related performance goals specific to short- and long-term incentive awards relevant to their compensation
•	Approving compensation programs and plans in which our executive officers participate
•	Discharging administrator responsibilities conferred to the committee by our equity incentive plans
•	Approving severance or similar termination payments to executive officers
With respect to executive officers, at the beginning of each year, the talent and compensation committee approves cash incentive payments and equity awards based on achievement of applicable performance goals, sets base salaries and approves cash incentive and performance share unit goals and targets.
Management’s Role
Our chief executive officer annually completes a self-appraisal of his performance. For 2024, his appraisal focused on financial and strategic results, team culture and talent development, control environment, and leadership succession. The appraisal is provided to all directors, who each provide their perspective with respect to chief executive officer performance to the chair of the nominating and corporate governance committee. Director input is then compiled and shared with the full board. The talent and compensation committee considers the annual review and director feedback when determining compensation. Our chief executive officer does not attend the portion of any talent and compensation committee meeting during which the committee deliberates on matters related specifically to his compensation. Management compiles market data and information to make recommendations to the talent and compensation committee regarding compensation matters. In addition, our chief executive officer makes recommendations to the talent and compensation committee concerning the compensation of executive officers other than himself.
Consultant’s Role
The talent and compensation committee engaged Pay Governance, LLC (“Pay Governance”) as a compensation consultant for 2024. The consultant advised the committee regarding director and executive officer compensation and assisted the committee in its evaluation of amendments to the compensation peer group and succession planning. Pay Governance also provided the company with market compensation data and analysis, assistance with tally sheet calculations and assistance with certain proxy statement-related calculations. Management used the market data provided by Pay Governance as one point of consideration in formulating recommendations to the committee regarding compensation matters, and the committee used such data as a reference in assessing chief executive officer compensation. The committee reviewed Pay Governance’s work and its policies and procedures regarding independence and concluded that Pay Governance was able to provide independent advice regarding executive compensation matters during its engagement.
Peer Group
In setting compensation levels for our executive officers, the talent and compensation committee considers, among other things, the compensation of similarly situated executives at companies in our peer group by reviewing publicly available proxy and survey data regarding comparable executive officer positions and the compensation paid to our

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Our Executive Pay
Compensation Discussion and Analysis
executive officers in light of their relative functional responsibilities and experience. Notwithstanding the use of benchmarking as a tool to set compensation, comparison data only provides a context for the decisions that the talent and compensation committee makes. The committee may also consider, among other matters, market trends in executive compensation, the percentage that each component of compensation comprises of an executive officer’s total compensation and the executive officer’s tenure in position.
The peer group the talent and compensation committee considered for 2024 compensation is set forth below:

American Express Company	Mastercard Incorporated
Automatic Data Processing, Inc.	Nasdaq, Inc.
BlackRock, Inc.	Paychex, Inc.
Block, Inc.	PayPal Holdings, Inc.
Cognizant Technology Solutions Corporation	Salesforce, Inc.
Discover Financial Services	S&P Global Inc.
Fidelity National Information Services, Inc.	The Bank of New York Mellon Corporation
Global Payments Inc.	Visa Inc.
Intuit Inc.

We believe our peer group includes companies that compete with us for talent; directly compete with us in our primary businesses; have similar business models in the financial and technology sectors because they reflect the complexities inherent in managing an organization with multiple business lines and revenue sources; and are of similar size based primarily on annual revenue and market capitalization.
2024 Named Executive Officer Compensation
Base Salaries
The talent and compensation committee annually reviews and approves base salary for our named executive officers, considering competitive market data provided by the compensation consultant, level and scope of responsibility, experience, and individual performance. Based on this review, the committee increased the annual base salary of Mr. Rosman from $600,000 to $750,000 in 2024 to align his base salary to executive officers at peer group companies having a similar scope of responsibility including serving as Chief Legal Officer and Chief Administrative Officer and assuming certain Merchant program management responsibilities. The talent and compensation committee did not increase the base salaries of any other named executive officers for 2024, which are included on page 33.
Annual Cash Incentive Awards
At the beginning of 2024, the talent and compensation committee set quantitative corporate performance objectives for annual cash incentive awards based on two equally weighted financial measures – adjusted revenue for incentive compensation, which we refer to in this section as adjusted revenue, and adjusted operating income. The committee selected adjusted revenue for incentive compensation because it believes that the long-term value of our enterprise depends on our ability to generate revenue excluding the impact of postage reimbursements and acquired revenue. The committee considers adjusted operating income as both a key performance objective and a primary indicator of profitability. For 2024, the committee set the performance goals for adjusted revenue and adjusted operating income such that it believed that it would be reasonably unlikely that the top end of the range would be achieved but it would be reasonably likely that the target could be achieved. The committee set these targets above the prior year targets. A discussion of how adjusted revenue for incentive compensation and adjusted operating income is calculated from GAAP revenue is provided in Appendix A to this proxy statement.

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Our Executive Pay
Compensation Discussion and Analysis
The performance objectives, weighting, and threshold, target, maximum and actual amounts for our named executive officers for 2024 were as follows:

Performance Objective (in millions) and Weighting	Threshold	Target	Maximum	Actual
Adjusted Revenue for Incentive Compensation (50%)	$ 18,900	$ 19,400	$ 19,900 or more	$ 19,123
Adjusted Operating Income (50%)	$7,200	$7,450	$7,725 or more	$7,537

The threshold, target and maximum potential payouts for each of our named executive officers were set by the talent and compensation committee based on the short-term incentive compensation available to individuals holding similar positions at our peer companies, balanced against the committee’s view that total compensation should weigh more heavily in favor of long-term versus short-term incentive compensation.
Based on our achievement of adjusted revenue for incentive compensation and adjusted operating income, the talent and compensation committee approved actual annual incentive payments to our named executive officers for 2024 at 101.9% of target.

	Threshold	Target	Maximum	Actual(1)
F. Bisignano	$ 1,250,000	$ 2,500,000	$5,000,000	$ 2,547,500
G. Chiarello	650,000	1,300,000	2,600,000	1,324,700
J. Gibbons	375,000	750,000	1,500,000	764,250
R. Hau	375,000	750,000	1,500,000	764,250
A. Rosman	375,000	750,000	1,500,000	764,250

(1)	These amounts reflect achievement at 101.9% of the target.
To further align the interests of our executive officers with the interests of our shareholders and to promote long-term value creation for shareholders, the talent and compensation committee elected to pay our executive officers’ annual incentive awards for 2024 performance entirely in equity. Because these equity grants were made in 2025, they do not appear in the Summary Compensation Table in this proxy statement; instead, the amounts will be reported as stock awards in the Summary Compensation Table in the proxy statement for our 2026 annual meeting in accordance with applicable Securities and Exchange Commission rules. The restricted stock units will vest one-third per year on the first three anniversaries of the grant date or earlier in accordance with the terms of the award agreement, and the terms of the performance share units are the same as those described below under the heading “Long -Term Incentive Awards – Terms of Performance Share Units.”
Long-Term Incentive Awards
Awards Granted in 2025
In February 2025, we granted annual equity awards to our named executive officers based on the level of each executive officer’s responsibilities and the talent and compensation committee’s assessment of each executive’s performance in 2024 with respect to strategic impact, execution of our commitment to provide innovative solutions for our clients, talent development, risk management, and, other than with respect to his own awards, the recommendation of our chief executive officer. The talent and compensation committee also considered the company’s strong financial results and total shareholder return in 2024.

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Our Executive Pay
Compensation Discussion and Analysis
The annual equity mix awarded by the talent and compensation committee to each of our named executive officers is consistent with our objective of emphasizing performance-based compensation and aligning our executive officers’ economic interests with those of our shareholders. Half of the equity granted to our named executive officers during the annual grant cycle was in the form of performance share units with a three-year performance period, except in the case of Mr. Bisignano and Mr. Chiarello, who each received 100% restricted stock units in anticipation of Mr. Bisignano’s government service and in consideration of Mr. Chiarello’s anticipated responsibilities over time. The number and approved value of the equity incentive awards made to our named executive officers in February 2025 for 2024 performance were as follows.

	Performance Share Units		Restricted Stock Units
	Approved by Talent and Compensation Committee ($)	Units (#)	Approved by Talent and Compensation Committee ($)	Units (#)
F. Bisignano	—	—	25,600,000	111,276
G. Chiarello	—	—	7,500,000	32,601
J. Gibbons	2,625,000	11,702	2,625,000	11,411
R. Hau	3,825,000	17,051	3,825,000	16,627
A. Rosman	2,375,000	10,587	2,375,000	10,324

The number of performance share units granted was determined by dividing the award dollar amount approved by the talent and compensation committee by the simple average of the closing price of our common stock on each of the five trading days ending on, and inclusive of, the grant date. The number of restricted stock units was determined by dividing the award dollar amount approved by the committee by the closing price of our common stock on the grant date. Please see “Terms of Performance Share Units” below for more information regarding the performance goals and weightings applicable to the performance share units. These equity incentive awards will appear in the Summary Compensation Table and Grants of Plan-Based Awards Table in the proxy statement for our 2026 annual meeting of shareholders in accordance with applicable Securities and Exchange Commission rules.
Awards Granted in 2024
The annual equity incentive awards made to our named executive officers in 2024 for performance in 2023 were based on the factors described above. Half of the equity granted to our named executive officers during the annual grant cycle in 2024 was in the form of performance share units with a three-year performance period, except in the case of Mr. Bisignano, who received 60% performance share units and 40% restricted stock units. These awards are reflected below and in the Summary Compensation Table and Grants of Plan-Based Awards Table under “Executive Compensation” in accordance with Securities and Exchange Commission rules.

	Performance Share Units		Restricted Stock Units
	Grant Date Fair Value ($)	Units (#)	Grant Date Fair Value ($)	Units (#)
F. Bisignano	13,776,551	83,899	8,240,084	55,812
G. Chiarello	4,271,767	26,015	3,832,587	25,959
J. Gibbons	2,089,989	12,728	1,875,028	12,700
R. Hau	2,981,616	18,158	2,675,089	18,119
A. Rosman	1,785,719	10,875	1,602,042	10,851

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Our Executive Pay
Compensation Discussion and Analysis
Terms of Performance Share Units
The performance share units granted in each of 2023, 2024 and 2025 to our named executive officers have a three-year performance period ending December 31, 2025, 2026 and 2027, respectively. We refer to the performance share units granted in 2023 as the “2023 PSUs,” those granted in 2024 as the “2024 PSUs,” and those granted in 2025 as the “2025 PSUs.”
Performance Metrics and Weighting

Performance Metrics	Weighting
Relative total shareholder return	40%
Organic revenue growth	40%
Adjusted earnings per share	20%

Performance Metrics Description

Performance Metrics	Description
Relative total shareholder return	Relative total shareholder return compared to the S&P 500 Index aligns our pay-for-performance philosophy with the creation of shareholder value
Organic revenue growth	The long-term value of our enterprise is linked to our ability to grow revenue without regard to acquisitions, dispositions, foreign currency fluctuations, and postage reimbursements
Adjusted earnings per share	An increase in adjusted earnings per share can drive an increase in shareholder value

Total Shareholder Return
The company’s relative total shareholder return will be assessed by the talent and compensation committee based on the percentile rank of the company over the three-year performance period relative to the total shareholder return of the companies in the S&P 500 Index as of the first day of the three-year performance period applicable to each award. We require relative total shareholder return performance above the median level for the applicable portion of the performance share units to vest at target. If the company’s total shareholder return for the three-year performance period is negative on an absolute basis, the performance multiplier is capped at 100%.
The performance multipliers to be applied to the target number of shares issuable based on relative total shareholder return at the threshold, target and maximum achievement levels are as follows:

	Three-Year Company TSR Relative Ranking	Performance Multiplier
Maximum	90th percentile or greater	200%
Target	55th percentile	100%
Threshold	30th percentile	50%

Annual Performance Goals
Organic revenue growth and adjusted earnings per share are measured separately for each fiscal year in the three-year performance period, and the talent and compensation committee determines separate performance multipliers with respect to each metric for each such fiscal year. The average performance multiplier, calculated by taking the average of the performance multipliers earned with respect to each fiscal year in the three-year performance period, is used to calculate the number of units earned based on each metric at the end of the performance period.

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Our Executive Pay
Compensation Discussion and Analysis
Performance Goals for 2023
In 2023, the talent and compensation committee established the achievement levels as follows:

2023 PSUs	Organic Revenue Growth (40% Weighting)	Adjusted Earnings Per Share (20% Weighting)	Performance Multiplier
Maximum	11%	$7.55	200%
Target	8%	$7.35	100%
Threshold	5%	$7.15	50%

Performance Goals for 2024
In 2024, the talent and compensation committee established the achievement levels as follows:

2023 / 2024 PSUs	Organic Revenue Growth (40% Weighting)	Adjusted Earnings Per Share (20% Weighting)	Performance Multiplier
Maximum	19%	$9.00	200%
Target	16%	$8.63	100%
Threshold	13%	$8.30	50%

Performance Goals for 2025
In 2025, the talent and compensation committee established the achievement levels as follows:

2023 / 2024 / 2025 PSUs	Organic Revenue Growth (40% Weighting)	Adjusted Earnings Per Share (20% Weighting)	Performance Multiplier
Maximum	14%	$10.60	200%
Target	11%	$10.25	100%
Threshold	8%	$9.90	50%

The committee established the threshold, target and maximum achievement levels for each metric for 2025 in the case of the 2023, 2024 and 2025 PSUs. The committee will establish the threshold, target and maximum achievement levels for each metric for 2026 in the case of the 2024 and 2025 PSUs. The committee will establish the threshold, target and maximum achievement levels for each metric for 2027 in the case of the 2025 PSUs. The established thresholds for 2025 assume no contribution from excess inflation or interest in 2025 from transitory factors as Argentina’s economy stabilizes. The forecasted impact from foreign currency exchange is also significantly lower than 2024 as the Argentine peso devaluation and recent U.S. dollar strength are both expected to slow.
2022 Performance Share Units
The performance share units granted in 2022, with a three-year performance period ended on December 31, 2024, vested at 166.9% of the target award level based on average organic revenue growth of 170% of target (30% weighting), average adjusted operating income growth of 136.8% of target (25% weighting), average adjusted earnings per share growth of 144.7% of target (15% weighting), in each case, over the three-year period ended December 31, 2024, as well as our total shareholder return versus the S&P 500 Index over the three-year period of 200% of target (30% weighting). Upon vesting and subject to required tax withholding, Messrs. Bisignano, Chiarello, Gibbons, Hau and Rosman received 141,625, 66,387, 14,871, 35,407 and 19,032 shares of our common stock, respectively, with delivery made following the certification of these performance goals by the talent and compensation committee.

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Our Executive Pay
Compensation Discussion and Analysis
Other Elements of Compensation
Post-Employment Benefits
We provide severance and change of control protections to our named executive officers through a severance policy and agreements which are discussed below under the heading “Agreements with Executive Officers.” Under our severance policy, the cash severance payment upon a termination without cause is equal to 1.5 times base salary plus the target cash incentive award for the year of termination. In addition, all restricted stock units and stock options and the performance share units are subject to double trigger vesting following a change of control.
Perquisites
Under Mr. Bisignano’s employment agreement, he is entitled to reasonable use of our company aircraft for personal travel and company-provided car and driver. More information regarding perquisites provided to our named executive officers is available in footnote 5 to the Summary Compensation Table below.
Health and Welfare Benefits
We provide subsidized health and welfare benefits to our named executive officers, which include medical, dental, life insurance, disability insurance and paid time off on the same terms generally available to all salaried employees, subject to limitations under applicable law. Our named executive officers, however, were not eligible in 2024 for company matching contributions under our 401(k) savings plan, company contributions to health savings accounts or participation in the employee stock purchase plan. We do not provide a separate pension program or a supplemental executive retirement plan.
Non-Qualified Deferred Compensation Plan
Our named executive officers, along with other highly compensated employees, are eligible to participate in a non-qualified deferred compensation plan pursuant to which they can defer up to 75% of base salary, commissions and/or any cash payment earned pursuant to one of our written incentive plans. Participants must make a deferral election each year and may elect to have distributions begin on a specified date or following cessation of service, upon death or in connection with a change of control. Distributions are generally made in a lump sum or in up to 15 annual installments. Accounts are credited with earnings based on each participant’s selection among investment choices that are similar to those available under our 401(k) savings plan. Investment allocations may be changed at any time by the participant. We do not make any contributions to this plan. None of our named executive officers participated in our non-qualified deferred compensation plan during 2024.
Additional Compensation Policies
Securities Trading Policy
We have adopted the Fiserv, Inc. Securities Trading Policy, which governs the purchase, sale and other acquisitions and dispositions of our common stock by our directors, officers and employees and the company itself. We believe this policy is reasonably designed to promote compliance with insider trading laws, related Securities and Exchange Commission rules and regulations and New York Stock Exchange listing standards.
This policy prohibits our executive officers and directors from trading in or making gifts of our common stock during certain periods at the end of each quarter until the day after the first full trading day after we disclose our financial and operating results unless such trading occurs under an approved Rule 10b5-1 plan. We may impose additional restricted trading periods at any time if we believe trading by executive officers and directors would not be appropriate because of developments that are, or could be, material. In addition, we require pre-clearance of all stock transactions by designated senior members of management and our board of directors, including the establishment of a Rule 10b5-1 trading plan, and impose a statutory waiting period after entering into a Rule 105b-1 trading plan.
This policy also prohibits our employees, officers and directors from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our common stock granted to, or held directly or indirectly by, our employees, officers and directors, including through the use of financial instruments such as prepaid variable

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Our Executive Pay
Compensation Discussion and Analysis
forwards, equity swaps, collars and exchange funds. Our employees, officers and directors are also prohibited from engaging in short sales of our stock. Furthermore, our directors and executive officers are prohibited from pledging our stock and from entering into transactions in derivative instruments in connection with our stock.
Stock Ownership
We believe that stock ownership by our executive officers is essential for aligning management’s long-term interests with those of our shareholders. To emphasize this principle, we maintain a stock ownership policy that requires our executive officers to own equity having a value of at least the following:

Role	Stock Ownership Requirement
Chief Executive Officer	12x annual base salary
Other Executive Officers	4x annual base salary

We believe that these levels are sufficiently rigorous to demonstrate a commitment to long-term value creation, while satisfying our executive officers’ needs for portfolio diversification. All executive officers are expected to satisfy the stock ownership requirements within five years after they become subject to them with minimum attainment levels beginning at the end of the second year. In assessing our officers’ compliance with stock ownership requirements, we do not count unvested stock options or performance share units. All named executive officers are in compliance with these requirements.
Compensation Recoupment Policy
In 2023, as a result of changes to applicable law and stock exchange listing rules, we adopted a new compensation recoupment policy. Under this policy, in the event of a qualifying accounting restatement of financial results, we must seek recovery of any erroneously awarded incentive-based compensation that was received by a covered officer during the three completed fiscal years immediately preceding the date on which we are required to prepare the accounting restatement. Recovery is mandatory other than where the direct expense of recovery exceeds the amount to be recovered, where recovery is not permitted by certain home country law or where recovery would likely disqualify a tax-qualified plan.
In the discretion of the board of directors, we may also seek to recover:
•
in the case of any restatement of operating or financial results, the excess amount of any incentive awards (including time-vesting equity awards) that are granted, earned, or vested based in whole or in part on the attainment of such results from any current or former employee of the company as well as independent contractors; and

•
in the event of a Department of Justice criminal resolution with us, certain violations of our code of conduct, or the violation of a restrictive covenant, certain compensation paid or granted (including time-vesting equity awards) to culpable individuals.

To the extent recoupment is sought, we may, in our discretion, seek to recover interest on amounts recovered and costs of collection, and we have the right to offset the repayment amount from any compensation owed by us to any the affected individual. The independent members of our board of directors, or a committee thereof comprised solely of independent directors, are responsible for administering the policy. Indemnification of individuals subject to the new policy against the loss of amounts subject to the policy is not permitted under the policy.
Equity Award Grant Practices
The talent and compensation committee approves annual equity awards to the company’s executive officers, including all named executive officers, in the early part of each year. The committee also delegates authority to our chief executive officer and chief financial officer to approve annual equity awards to employees who are not executive officers from an equity award pool approved by the committee for this purpose. In addition, in order to accommodate the need for periodic awards, such as in connection with newly hired employees, promotions or retention awards, the

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Our Executive Pay
Compensation Discussion and Analysis
talent and compensation committee delegates authority to our chief executive officer and chief financial officer to enable either of them to grant equity awards within certain parameters; provided that all grants to directors and executive officers are specifically made by the talent and compensation committee. Our equity grant policy prescribes the timing of awards or specific grant dates. Under the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (the “Incentive Plan”), the exercise price of all options to purchase shares of our common stock may not be less than the closing price of our common stock on the New York Stock Exchange on the grant date.
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct from our taxable income for federal income tax purposes in any one year with respect to covered employees, which group typically includes our named executive officers. The talent and compensation committee may establish compensation arrangements that otherwise may not be fully tax deductible under applicable tax laws if it believes such compensation arrangements will further the objectives of our executive compensation program.
Agreements with Executive Officers
Executive Severance and Change of Control Policy
The Fiserv, Inc. Executive Severance and Change of Control Policy (the “Policy”) provides for the payment of cash severance and certain other benefits to members of the company’s management committee including our named executive officers. All restricted stock units, stock options and performance share units are subject to double trigger vesting following a change of control. A complete discussion of the terms of the Policy, together with an estimate of the amounts potentially payable under the Policy, appears below under the heading “Executive Compensation  – Potential Payments Upon Termination or Change of Control.”
Bisignano Employment Agreement
On December 21, 2022, we entered into an employment agreement with Mr. Bisignano, which provides that Mr. Bisignano would serve as our president and chief executive officer until December 21, 2027, and, subject to election by our shareholders, as a director during the specified period. The agreement automatically renewed for one-year terms unless either party provided the other 90 days prior written notice of his or its desire to terminate the agreement. Under his employment agreement, Mr. Bisignano is entitled to receive: an annual salary of at least $1,400,000 beginning in 2023; an annual cash incentive opportunity with a target payout of at least $2,500,000; annual long-term equity awards as determined by our board or talent and compensation committee; reasonable use of our company aircraft for personal travel, use of a company-provided car and driver and financial planning assistance; and employee, welfare, retirement and other benefits as are generally made available to our executive officers. In the event of a conflict between his employment agreement and the terms of an equity award agreement, the employment agreement will control unless the equity award agreement provides a more favorable benefit. The terms of Mr. Bisignano’s employment agreement resulted from an arm’s-length negotiation, after discussions with our compensation consultant, and, as a result, we believe the terms reflect the market terms for the leader of a company of our size in our industry.
Lyons Offer Letter
In connection with Mr. Lyons’s appointment, we and Mr. Lyons executed an offer letter on January 22, 2025 (the “Offer Letter”). The terms of the Offer Letter and the full text of the Offer Letter is available in the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2025. His 2025 compensation will be reported in the proxy statement for our 2026 annual meeting of shareholders.

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Our Executive Pay
Compensation Committee Report
Ethics Agreement and Related Actions
On February 24, 2025, Mr. Bisignano entered into an ethics agreement (the “Ethics Agreement”) with the Social Security Administration in connection with his confirmation as Commissioner which requires Mr. Bisignano to divest his financial interests in Fiserv, including vested and unvested equity awards and common stock owned by him, to comply with the requirements of applicable U.S. federal ethics laws. The talent and compensation committee took the actions below to enable Mr. Bisignano to comply with the Ethics Agreement and in recognition of his significant contributions towards our success during his tenure as chief executive officer.
Restricted Stock Units
As of April 2, 2025, Mr. Bisignano holds 174,043 unvested restricted stock units. Under Mr. Bisignano’s employment agreement, Mr. Bisignano is entitled to full vesting of his unvested restricted stock units upon his resignation as chairman and chief executive officer and a director in connection with his confirmation (the “Confirmation Departure”), provided that he would be required to hold, and would not be permitted to transfer, the net shares issued upon vesting of the restricted stock units until the date that such restricted stock units would have otherwise vested. Effective as of the Confirmation Departure, the talent and compensation committee approved the waiver of such holding periods that would otherwise be applicable to the shares of our common stock issued upon vesting of the restricted stock units, which permits Mr. Bisignano to divest such shares in order to comply with the Ethics Agreement.
Performance Share Units
As of April 2, 2025, Mr. Bisignano holds 112,921 unvested performance share units with respect to the 2023-2025 performance period (“2023 PSUs”) and 83,899 unvested performance share units with respect to the 2024-2026 performance period (“2024 PSUs”). Under his employment agreement, Mr. Bisignano is entitled to receive a prorated portion (based on the number of months employed during the performance period) of the shares of our common stock due under such performance share units, if earned, based on the actual level of achievement of the relevant performance goals, as determined at the end of the relevant performance period. Effective as of the Confirmation Departure, to enable Mr. Bisignano to comply with the Ethics Agreement, the talent and compensation committee shortened each performance period under the performance share units to end immediately prior to the date Mr. Bisignano is confirmed by the U.S. Senate (the “Confirmation Date”), which permits Mr. Bisignano to divest the shares of our common stock issued pursuant to the performance share units. In addition, the committee determined that achievement of the organic revenue growth and adjusted earnings per share performance goals under the performance share units would be based on actual achievement during the applicable full fiscal years and achievement of the TSR performance goal under the performance share units would be based on actual achievement through the date prior to the Confirmation Date. This will result in the issuance of shares of our common stock upon prorated vesting of such performance share units, based upon the applicable performance multipliers for the 2023 PSUs and 2024 PSUs. Unvested 2023 PSUs and 2024 PSUs will be forfeited.
Compensation Committee Report
The talent and compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our review and the discussions with management, the talent and compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.
Doyle R. Simons, Chair
Henrique De Castro
Heidi G. Miller
Kevin M. Warren

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Our Executive Pay
Compensation Committee Interlocks and Insider Participation
Compensation Committee Interlocks and Insider Participation
During the last fiscal year, there were no talent and compensation committee interlocks between us and other entities involving our executive officers and directors who serve as executive officers or directors of such other entities. During the last completed fiscal year, no member of the talent and compensation committee was a current or former officer or employee.

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OUR EXECUTIVE PAY
Executive Compensation
Executive Compensation
Summary Compensation Table
The following table sets forth in summary form the compensation of our chief executive officer, our chief financial officer, and our next three highest paid executive officers (collectively, our “named executive officers”) for the year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2)(3) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3)(4) ($)	All Other Compensation(5) ($)	Total(3) ($)
Frank J. Bisignano Chairman of the Board and Chief Executive Officer(6)	2024	1,400,000	—	22,016,635	—	—	357,848	23,774,483
	2023	1,400,000	—	23,252,867	—	3,000,000	290,891	27,943,757
	2022	1,320,000	—	16,210,972	—	—	291,588	17,822,560
Guy Chiarello Chief Operating Officer	2024	1,000,000	—	8,104,354	—	—	—	9,104,354
	2023	1,000,000	—	9,782,811	—	1,560,000	—	12,342,811
	2022	1,000,000	—	7,598,851	—	—	—	8,598,851
John Gibbons Head of Financial Institutions Group	2024	750,000	—	3,965,017	—	—	63,281	4,778,297
Robert W. Hau Chief Financial Officer	2024	750,000	—	5,656,705	—	—	—	6,406,705
	2023	718,750	—	5,700,058	—	900,000	—	7,318,808
	2022	625,000	—	4,052,789	—	—	—	4,677,789
Adam L. Rosman Chief Administrative Officer and Chief Legal Officer	2024	725,000	—	3,387,760	—	—	—	4,112,760
	2023	600,000	—	3,075,468	—	696,000	—	4,371,468
	2022	600,000	—	2,178,470	—	—	—	2,778,470

(1)
Reflects the grant date fair value of the awards granted in the respective years under the Incentive Plan. Information about the assumptions that we used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2024.

(2)
The amounts shown in this column for 2024 include the grant date fair value of restricted stock units and performance share units granted to Messrs. Bisignano ($13,776,551), Chiarello ($4,271,767), Gibbons ($2,089,989), Hau ($2,981,616) and Rosman ($1,785,719) at the target award level. With respect to performance share units, the value realized at the end of the three-year performance period will depend on the company’s achievement of relative total shareholder return, organic revenue growth and adjusted earnings per share goals over the three-year period and will range from 0% to 200% of the target award. If the highest level of performance conditions is met, the grant date fair value of these 2024 awards would be as follows:

Mr. Bisignano – $27,553,103; Mr. Chiarello – $8,543,534; Mr. Gibbons – $4,179,977; Mr. Hau – $5,963,232; and Mr. Rosman – $3,571,437.
(3)
In 2023, the talent and compensation committee approved the following annual incentive amounts based on our achievement of adjusted revenue for incentive compensation and adjusted operating income in 2022: Mr. Bisignano – $2,455,000; Mr. Chiarello – $1,596,400; Mr. Hau – $921,000; Mr. Rosman – $712,240. The committee elected to pay these annual incentive awards for 2022 entirely in equity, comprised of 50% performance share units and 50% restricted stock units, except in the case of Mr. Bisignano, who received 60% performance share units and 40% restricted stock units. Because these equity grants were made in 2023, the grant date fair value of these awards is not included in the non-equity incentive plan compensation column for 2022; instead, the grant date fair value of these awards is included in the stock awards column in 2023 in accordance with applicable Securities and Exchange Commission rules.

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OUR EXECUTIVE PAY
Executive Compensation
In 2025, the talent and compensation committee approved the following annual incentive amounts based on our achievement of adjusted revenue for incentive compensation and adjusted operating income for 2024: Mr. Bisignano – $2,547,500; Mr. Chiarello – $1,324,700; Mr. Gibbons – $764,250; Mr. Hau – $764,250; Mr. Rosman – $764,250. The committee elected to pay these annual incentive awards for 2024 entirely in equity, comprised of 50% performance share units and 50% restricted stock units, except in the case of Mr. Bisignano and Mr. Chiarello, who each received 100% restricted stock units in anticipation of Mr. Bisignano’s government service and in consideration of Mr. Chiarello’s anticipated responsibilities over time. Because these equity grants were made in 2025, the grant date fair value of these awards is not included in the non-equity incentive plan compensation column for 2024; instead, the amounts will be reported as stock awards in the proxy statement for our 2026 annual meeting in accordance with applicable Securities and Exchange Commission rules.
(4)	Except as noted in footnote 3, these cash incentive payments were earned for the year listed and paid in the following year.
(5)
The amount in this column for Mr. Bisignano for 2024 includes aggregate incremental cost of $224,518 associated with personal use of company aircraft determined by multiplying the total per-hour cost of operating the aircraft for the year by the number of hours attributable to personal use, and aggregate incremental cost of $133,330 associated with company-provided transportation and security determined by multiplying the total cost of company-provided vehicles and personnel for the year by the percentage of his personal use. The amount in this column reflects payments in 2024 for Mr. Gibbons relating to his relocation from Dublin, Ireland to the United States in connection with his appointment as Head of the Financial Institutions Group, including reimbursement for tax filing fees, a housing allowance and a related tax gross-up in the amount of $10,781. From time to time, named executive officers may make personal use of company seats for sporting or other events at no incremental cost to the company and, if applicable, food and beverage expenses are valued at cost, and family members of named executive officers may travel on company aircraft at no incremental cost to the company.

(6)	Mr. Bisignano served as President until January 27, 2025.

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OUR EXECUTIVE PAY
Executive Compensation
Grants of Plan-Based Awards in 2024

Name	Grant Date	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(4)(5)			All Other Stock Awards: Number of Shares of Stock or Units(2)(5)(6) (#)	Grant Date Fair Value of Stock and Option Awards(6) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
F. Bisignano			1,250,000	2,500,000	5,000,000
	02/21/2024	02/20/2024				41,950	83,899	167,798		13,776,551
	02/21/2024	02/20/2024							55,812	8,240,084
G. Chiarello			650,000	1,300,000	2,600,000
	02/21/2024	02/20/2024				13,008	26,015	52,030		4,271,767
	02/21/2024	02/20/2024							25,959	3,832,587
J. Gibbons			375,000	750,000	1,500,000
	02/21/2024	02/20/2024				6,364	12,728	25,456		2,089,989
	02/21/2024	02/20/2024							12,700	1,875,028
R. Hau			375,000	750,000	1,500,000
	02/21/2024	02/20/2024				9,079	18,158	36,316		2,981,616
	02/21/2024	02/20/2024							18,119	2,675,089
A. Rosman			375,000	750,000	1,500,000
	02/21/2024	02/20/2024				5,438	10,875	21,750		1,785,719
	02/21/2024	02/20/2024							10,851	1,602,042

(1)	This column indicates the date on which our talent and compensation committee approved the award.
(2)	All of the awards reported in this table were pursuant to the Incentive Plan.
(3)
The talent and compensation committee elected to pay these awards with equity grants in 2025. These awards will be reported in the Grants of Plan-Based Awards Table and Summary Compensation Table in the proxy statement for our 2026 annual meeting of shareholders in accordance with applicable Securities and Exchange Commission rules.

(4)
The performance share units reported above have a three-year performance period. The number of shares issued at vesting will be determined as described above under “Compensation Discussion and Analysis – 2024 Named Executive Officer Compensation – Long -Term Incentive Awards – Terms of Performance Share Units,” and will range from 0% to 200% of the target award. As described above under “Ethics Agreement and Related Actions,” in connection with Mr. Bisignano’s Confirmation Departure and the Ethics Agreement, effective as of the Confirmation Departure, the talent and compensation committee shortened the performance period under his performance share units to end immediately prior to the Confirmation Date and determined that achievement of the organic revenue growth and adjusted earnings per share performance goals under his performance share units would be based on actual achievement during the applicable full fiscal years and achievement of the TSR performance goal under the performance share units would be based on actual achievement through the date prior to the Confirmation Date.
(5)
One third of the restricted stock units reported above vest on each anniversary of the grant date. As described above under “Ethics Agreement and Related Actions,” Mr. Bisignano’s restricted stock units will vest in connection with the Confirmation Departure.

(6)
Amounts represent the grant date fair value of the restricted stock unit awards and the grant date fair value of performance share units at the target award level. Information about the assumptions that we used to determine the grant date fair value of the awards is set forth in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2024.

Fiserv, Inc. 2025 Proxy Statement | 49

OUR EXECUTIVE PAY
Executive Compensation
Outstanding Equity Awards at December 31, 2024

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
F. Bisignano				135,728(4)	27,881,246	393,640	80,861,529
	159,636	112.87	02/26/2030
G. Chiarello				66,647(5)	13,690,627	132,112	27,138,447
	71,266	112.87	02/26/2030
	61,802(6)	41.33	02/24/2026
J. Gibbons				22,341(7)	4,589,288	44,946	9,232,807
R. Hau				41,161(8)	8,455,293	82,976	17,044,930
	71,266	112.87	02/26/2030
	43,968	84.73	02/20/2029
	51,340	69.90	02/21/2028
	43,012	56.91	02/22/2027
A. Rosman				23,269(9)	4,779,918	46,926	9,639,539
	105,549	111.35	07/26/2031

(1)	The amounts in this column were calculated by multiplying the closing market price of our common stock on the last trading day of the calendar year, $205.42, by the number of unvested shares or units.
(2)
The performance share units granted in 2023 and 2024 have a three-year performance period ending December 31, 2025 and December 31, 2026, respectively, and will vest 40% based upon relative total shareholder return, 40% based on organic revenue growth and 20% based on adjusted earnings per share. The value realized by each named executive officer at the end of the three-year performance period will depend on the company’s achievement of these goals.

(3)
For the performance share units granted in each of 2023 and 2024, performance through December 31, 2024 was above target level and, in accordance with Securities and Exchange Commission rules, such units are included in this table at the maximum level as follows (2023 units; 2024 units): Bisignano (225,842; 167,798); Chiarello (80,082; 52,030); Gibbons (19,490; 25,456); Hau (46,660; 36,316); and Rosman (25,176; 21,750). As described above under “Ethics Agreement and Related Actions,” in connection with Mr. Bisignano’s Confirmation Departure and the Ethics Agreement, effective as of the Confirmation Departure, the talent and compensation committee shortened the performance period under his performance share units to end immediately prior to the Confirmation Date and determined that achievement of the organic revenue growth and adjusted earnings per share performance goals under his performance share units would be based on actual achievement during the applicable full fiscal years and achievement of the TSR performance goal under the performance share units would be based on actual achievement through the date prior to the Confirmation Date.
(4)
Includes 18,604 restricted stock units that vested on February 21, 2025; 25,559 restricted stock units that vested on February 22, 2025; and 28,798 restricted stock units that vested on February 23, 2025. The remaining restricted stock units will vest as follows: 18,604 on February 21, 2026; 25,559 on February 22, 2026; and 18,604 on February 21, 2027. As described above under “Ethics Agreement and Related Actions,” in connection with Mr. Bisignano’s Confirmation Departure and the Ethics Agreement, Mr. Bisignano’s restricted stock units will vest effective as of the Confirmation Departure.

(5)	Includes 8,653 restricted stock units that vested on February 21, 2025; 13,594 restricted stock units that

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Executive Compensation
vested on February 22, 2025; and 13,499 restricted stock units that vested on February 23, 2025. The remaining restricted stock units will vest as follows: 8,653 on February 21, 2026; 13,595 on February 22, 2026; and 8,653 on February 21, 2027.
(6)
This table includes stock options granted by First Data to Mr. Chiarello, which converted into a corresponding equity award relating to our common stock at the time of the First Data acquisition. This award was granted under the First Data Corporation 2015 Omnibus Incentive Plan.

(7)
Includes 4,233 restricted stock units that vested on February 21, 2025; 3,308 restricted stock units that vested on February 22, 2025; and 3,024 restricted stock units that vested on February 23, 2025. The remaining restricted stock units will vest as follows: 4,233 on February 21, 2026, 3,309 on February 22, 2026, and 4,234 on February 21, 2027.

(8)
Includes 6,039 restricted stock units that vested on February 21, 2025; 7,921 restricted stock units that vested on February 22, 2025; and 7,200 restricted stock units that vested on February 23, 2025. The remaining restricted stock units will vest as follows: 6,040 on February 21, 2026; 7,921 on February 22, 2026; and 6,040 on February 21, 2027.

(9)
Includes 3,617 restricted stock units that vested on February 21, 2025; 4,274 restricted stock units that vested on February 22, 2025; and 3,870 restricted stock units that vested on February 23, 2025. The remaining restricted stock units will vest as follows: 3,617 on February 21, 2026; 4,274 on February 22, 2026; and 3,617 on February 21, 2027.

Option Exercises and Stock Vested During 2024
During our fiscal year ended December 31, 2024, the named executive officers exercised options to purchase shares of our common stock or had restricted stock units, restricted stock or performance share units vest as set forth below.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
F. Bisignano	573,766	57,651,762	234,678	42,900,746
G. Chiarello	207,575	21,371,745	112,111	20,420,059
J. Gibbons	18,890	1,047,639	25,825	4,679,610
R. Hau	—	—	59,333	10,806,122
A. Rosman	—	—	34,959	6,379,388

(1)
The “Value Realized on Exercise” was calculated in accordance with Securities and Exchange Commission rules by multiplying the gross number of shares underlying the exercised stock options times the difference between the closing price of our common stock on the exercise date and the exercise price of the option and, along with the “Number of Shares Acquired on Exercise,” has not been reduced to account for any shares withheld by the company to satisfy the exercise price or tax liability incident to the exercise of stock options.

(2)
The “Value Realized on Vesting” was calculated in accordance with Securities and Exchange Commission rules by multiplying the gross number of shares underlying the vested restricted stock units, restricted stock or performance share units times the closing price of our common stock on the vesting date in the case of restricted stock units or restricted stock, and the closing price of our common stock on December 31, 2024, the date on which the performance conditions had been satisfied in the case of performance share units. The “Value Realized on Vesting” and “Number of Shares Acquired on Vesting” have not been reduced to account for any shares withheld by the company to satisfy the tax liability incident to the vesting of restricted stock units, restricted stock or performance share units.

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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
Potential Payments Upon Termination or Change of Control
The following descriptions of potential payments to our named executive officers upon termination of employment or a change of control are qualified in their entirety by reference to the relevant policy, plan or agreement.
“Cause” under the arrangements generally refers to specified types of serious misconduct that may harm our company. In some cases, executive officers have “good reason” to terminate their employment if we change in a negative manner their working conditions or position within our organization or if we breach the terms of the agreements. “Disability” generally means physical or mental illness that causes the executive officer to become disabled to a degree as to be unable to perform substantially all of their duties for a continuous period of six months. The definitions may vary among different arrangements. The complete definitions of cause, good reason, disability and change of control are set forth in the policy and agreements described herein, all of which we have filed with the Securities and Exchange Commission.
Severance and Change of Control Policy
General
The Fiserv, Inc. Executive Severance and Change of Control Policy (the “Policy”) provides for the payment of cash severance and certain other benefits to members of our management committee including the named executive officers.
We believe the Policy provides for an equitable financial transition for an executive officer when an adverse change in their employment status occurs. It also sets reasonable and appropriate limits on post-termination compensation, including in a change of control scenario, and secures our executives’ continued service to drive long-term shareholder value. In the event of a change of control, we believe the amounts and types of benefits in the Policy will enable us to keep our executive officers’ interests aligned with those of our shareholders by allowing them to concentrate on taking actions that are in the best interests of our shareholders without consideration of whether their actions may ultimately have an effect on the security of their employment. Because the Policy has been adopted for the specific purposes described herein, it does not affect the decisions we make with respect to annual or long-term compensation.
Benefits
Severance benefits are payable under the Policy only if the named executive officer is involuntarily terminated without cause or resigns for good reason. Upon a qualifying termination, the Policy provides for:
•	a lump sum cash severance payment equal to 1.5 times the sum of the executive’s base salary and target cash incentive amount for the year of termination;
•	COBRA continuation coverage at our expense for 18 months; and
•
continued vesting of any stock options and restricted stock unit awards outstanding as of the termination date for 12 months, with any unvested options or restricted stock units that will not vest during that period forfeited as of the termination date, and pro rata vesting of any outstanding performance share unit awards after the end of the performance period based on actual performance; provided, however, that:

•
if the executive also meets the definition of “retirement” under the applicable award agreement and the retirement treatment of an award is better under such agreement than under the Policy, then the executive will receive the retirement treatment for such award; or

•
if the qualifying termination occurs within two years following a change of control, then all outstanding stock options and restricted stock units will fully vest upon such termination and performance share unit awards will be treated as required by the terms of the award agreement.

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Potential Payments Upon Termination or Change of Control
To receive benefits under the Policy, the named executive officer must execute a release in favor of us, which may include restrictive covenants structured to protect us from potential loss of customers or employees and to prohibit the release of confidential company information. If the named executive officer violates any applicable restrictive covenant in the release or in any other agreement with us, we will be entitled to immediately cease payment of any remaining severance benefits under the Policy and, to the extent permitted by law, require the executive to repay any severance benefits already received.
Change of Control Defined
A “change of control” under the Policy generally will occur if: any person becomes the beneficial owner of securities representing 20% or more of our outstanding shares of common stock or combined voting power; specified changes occur to our incumbent board of directors; we complete a merger, consolidation or share exchange with any other corporation, or voting securities are issued in connection with a merger, consolidation or share exchange; or we complete a plan of complete liquidation or dissolution or the sale or disposition of all or substantially all of our assets occurs.
Employment Agreement with Mr. Bisignano
On December 21, 2022, we entered into a new employment agreement with Mr. Bisignano, which superseded his previous employment agreement. The amended employment agreement provided that Mr. Bisignano would serve as our president and chief executive officer until December 21, 2027, and, subject to election by our shareholders, as a director during the specified period.
We have the right to terminate Mr. Bisignano’s employment at any time. Under his employment agreement, if we terminate Mr. Bisignano’s employment without cause or fail to renew the term of his employment other than for death, disability or cause, or Mr. Bisignano terminates his employment for good reason, he is entitled to receive: (i) a lump sum cash payment equal to two times the sum of his then current annual base salary and the target annual incentive, (ii) with respect to all equity awards other than performance share units and other long-term awards with performance goals, full vesting of equity awards, as well as the right to exercise stock options for not less than five years following the date of termination of his employment or such lesser term of the options, (iii) with respect to performance share units and other long-term awards with performance goals, receipt of a prorated portion (based on the number of months employed during the performance period) of the shares or cash due under such awards if earned based on the actual level of achievement of the performance goals, as determined at the end of the relevant performance period, and (iv) reimbursement for COBRA or other health insurance premiums for up to two years following the date of his termination, or until Mr. Bisignano obtains health care coverage through subsequent employment, whichever is earlier, and (v) if Mr. Bisignano has been employed at least through July 1 of the year of termination, a lump sum cash payment equal to a prorated portion of any annual cash incentive compensation earned for the year of termination based on the level of achievement of the performance goals. If one of the foregoing termination events occurs during the two years following a change of control, then Mr. Bisignano is entitled to receive the same benefits described above except the severance multiple in clause (i) above will be 2.99 and the performance share units and other long-term awards with performance goals for which the applicable performance period has not been completed as of the date of termination will become vested in full as of the date of such termination at the higher of the target level or actual achievement, treating the date of termination as if it were the end of the applicable performance period.
If Mr. Bisignano’s employment is terminated as a result of his death or disability, all equity awards will vest, with the performance goals applicable to any such awards being deemed to have been achieved at the target level for any performance period that has not been completed as of his death; and, if Mr. Bisignano has been employed at least through July 1 of the year of termination, a lump sum payment equal to a prorated portion of any cash incentive compensation that has been allocated or awarded, but not paid, to him for the year of death or disability based on the level of achievement of the performance goals.
If Mr. Bisignano terminates his employment other than for good reason on or following his retirement eligibility date of April 28, 2023, then provided he executes a release of claims, he is entitled to receive: (i) with respect to all equity awards other than performance share units and other long-term awards with performance goals, (a) continued vesting of stock options, as well as the right to exercise stock options for not less than five years following the date of

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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
termination of his employment or such lesser term of the options, and (b) full vesting of restricted stock or restricted stock units, provided that Mr. Bisignano must hold, and is not permitted to transfer, the shares issued (net of shares to cover applicable withholding taxes) until the date that such awards would have otherwise vested, (ii) with respect to performance share units and other long-term awards with performance goals for which the performance period has been in effect for at least six months as of the date of termination, receipt of a prorated portion (based on the number of months employed during the performance period) of the shares or cash due under such awards if earned based on the actual level of achievement, as determined at the end of the relevant performance period, of the performance goals, and (iii) if Mr. Bisignano has been employed at least through July 1 of the year of termination, a lump sum cash payment equal to a prorated portion of any annual cash incentive compensation earned for the year of termination based on the level of achievement of the performance goals.
Mr. Bisignano is required to maintain the confidentiality of our confidential information and proprietary data during and following his employment. During his employment and for a period of 24 months thereafter, Mr. Bisignano may not compete with us or solicit our clients or our employees. We are entitled to recover compensation previously paid to Mr. Bisignano if he breaches these obligations. If the benefits to Mr. Bisignano under his employment agreement are inconsistent with the benefits provided under his equity award agreements, his employment agreement provides that he will receive the more favorable benefit between the two.
As described under “Ethics Agreement and Related Actions,” in connection with Mr. Bisignano’s Confirmation Departure and the Ethics Agreement, the talent and compensation committee took certain actions to modify the treatment of his equity awards otherwise contemplated by his employment agreement and the Incentive Plan. Specifically, to enable Mr. Bisignano to divest his interests in Fiserv in order to comply with the Ethics Agreement, effective as of the Confirmation Departure: the talent and compensation committee approved the waiver of the holding periods that would otherwise be applicable to the shares of our common stock issued upon vesting of Mr. Bisignano’s restricted stock units; and, with respect to outstanding performance share units, the talent and compensation committee shortened each performance period under his 2023 PSUs and 2024 PSUs to end immediately prior to the Confirmation Date and determined that achievement of the organic revenue growth and adjusted earnings per share performance goals under the performance share units would be based on actual achievement during the applicable full fiscal years and that achievement of the TSR performance goal under the performance share units would be based on actual achievement through the date prior to the Confirmation Date.
Equity Award Agreements
Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (the “Incentive Plan”)
Death or Disability. Upon a recipient’s death or disability, 100% of any unvested stock options will become exercisable by the recipient until the earlier of one year following the triggering event or the stock option expiration date. Unvested restricted stock units granted will become fully vested and any performance share units granted will vest after the end of the performance period as if employment had not terminated based on actual performance.
Retirement. Following a qualified retirement and subject to compliance with ongoing retirement, non-competition, confidentiality and other obligations, unvested stock option and restricted stock unit awards held by an executive officer will continue to vest on their original vesting schedule. In addition, vested stock options will remain exercisable until the earlier of five years following retirement or the original expiration date of the stock option. In the case of performance share units, if retirement occurs within twelve months prior to the last day of the performance period, performance share units will vest after the end of the performance period as if employment had not terminated based on actual performance. In addition, if the performance period has been in effect for at least six months as of the date of retirement, the executive officer will receive a prorated portion of the shares based on actual performance, as determined at the end of the performance period.
Change of Control. Upon a change of control, the Incentive Plan provides that the successor or purchaser may assume the stock option and restricted stock unit awards or provide substitute awards with similar terms and conditions; provided, that, if within two years following the change of control the named executive officer is terminated without cause or terminates his employment for good reason, the awards will be treated in accordance with the Policy as

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Potential Payments Upon Termination or Change of Control
described above. If the successor or purchaser does not assume the stock option and restricted stock unit awards or issue replacement awards, then immediately prior to the change of control, each stock option and restricted stock unit award subject to the agreements will become fully vested and exercisable and/or all restrictions on the award will lapse.
All performance share units are subject to a qualifying termination following a change of control, or a double trigger, before any performance share units will vest. In addition, as described above, all stock options and restricted stock units are subject to the Policy which also requires a double trigger before any such awards will vest on an accelerated basis after a change of control.
The award agreements for performance share units provide that, upon a change of control prior to the end of the three-year performance period, the number of units that may be earned will be fixed as of the date of a change of control based on (a) actual performance for any completed fiscal years within the three-year performance period and (b) achievement of 150% of target, or where there is no target, assuming the performance goal had been met, for any other fiscal years that have not been completed as of the date of the change of control. The applicable number of performance share units will vest as of the last day of the three-year performance period subject to continued employment on such date; however, if the named executive officer’s employment terminates before the end of the three-year performance period due to retirement, death, disability, termination by the company without cause or termination by the executive with good reason, the applicable number of performance share units will vest upon such termination of employment.
Covenants. The equity award agreements require our named executive officers to maintain the confidentiality of our confidential information and not to compete with us or solicit our employees or clients while employed by us or during the 12 months following the termination of their employment. In the event the named executive officer breaches these obligations, we are entitled to recover the value of any amounts previously paid or payable or any shares or the value of any shares delivered pursuant to any of our programs, plans or arrangements.
Cash Incentive Awards
Our Incentive Plan provides that, upon a change of control, the successor or purchaser may assume the cash incentive awards to our named executive officers or provide substitute awards with similar terms and conditions. If the successor or purchaser in the change of control does not assume the cash incentive award or issue a replacement award, then any award earned but not yet paid will be paid to the named executive officer. If the cash incentive award is not yet earned, then the award will be canceled in exchange for a cash payment equal to the product of the amount that would have been due under the canceled award as if the performance goals measured at the time of the change of control were achieved at the same rate through the end of the performance period and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to the date of the change of control and the denominator of which is the number of whole months in the performance period.
Estimated Potential Payments Upon Termination or Change of Control
In the tables below, we estimate the maximum amount of compensation payable to our named executive officers based on their agreements in effect at, and assuming that the triggering event or events indicated occurred on, December 31, 2024. The amounts shown in the tables below rely on the following assumptions:
•
The amount shown in the table with respect to stock options is equal to the difference between the exercise price of the unvested options which would experience accelerated vesting and $205.42, the closing price of our common stock on the last trading day of the calendar year.

•
The amount shown in the table with respect to restricted stock units is equal to the closing price of our common stock on the last trading day of the calendar year times the number of unvested restricted stock units which would experience accelerated vesting.

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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
•
The amount shown in the table with respect to performance share units, absent a change of control, is equal to the closing price of our common stock on the last trading day of the calendar year times a number of performance share units based on performance through December 31, 2024. We assume that performance goals will be achieved at a level above target for the 2023 and 2024 awards.

•
Upon a qualifying termination following a change of control, the performance share units granted in 2023 and 2024 will vest after the end of the three-year performance period based on actual performance for fiscal years in the performance period that have been completed as of December 31, 2024, and at 150% of target, or as if the performance goal had been met where there is no target, for fiscal years in the performance period that have not been completed as of December 31, 2024.

•
Except in the case of Mr. Bisignano, upon death or disability, performance share units granted in 2023 and 2024 will vest after the end of the performance period as if employment had not terminated based on actual performance.

•
In the case of Mr. Bisignano, we assume that, upon death or disability, his performance share units will fully vest, with the performance goals applicable to any such awards being deemed to have been achieved at target for any performance period that has not been completed in accordance with his employment agreement.

•
In the case of Mr. Bisignano, we assume that, in the event of a termination without cause or resignation for good reason, a prorated portion of his performance share units will vest based on the number of months employed during the performance period, with the number of shares earned based on the actual level of achievement of the performance goals.

•
As to each type of severance benefit provided by the Policy, if the named executive officer is eligible for the same type of severance benefit under an employment or other agreement with us, then the executive will receive the benefits required by the agreement and will not receive those benefits under the Policy.

•
The cash payments under the “Termination Without Cause or Resignation for Good Reason” and “Termination Without Cause or Resignation for Good Reason Following Change of Control” columns for Mr. Bisignano were calculated in accordance with his employment agreement rather than the Policy because his employment agreement provides for more favorable cash payments upon a termination without cause or resignation for good reason.

•
The amount shown in the “Retirement” column assumes that the named executive officer who was retirement-eligible at December 31, 2024, fulfills all retirement qualifications and complies with all ongoing obligations so that the applicable unvested stock option and restricted stock unit awards held by him as of December 31, 2024, continue to vest on their original vesting schedule.

•	We have assumed that, in connection with a change of control, the acquiror assumes any outstanding, unvested stock options and restricted stock units and cash incentive award opportunities.
•
In certain circumstances under the Policy, the payments to our named executive officers could be reduced to eliminate potential excise taxes; however, for purposes of the tables below, we have assumed that no such reduction has occurred.

•
The amount shown for “COBRA Continuation Coverage” on a termination without cause or resignation for good reason, whether or not following a change of control, for the named executive officers other than Mr. Bisignano is the value of eighteen months of continued coverage for the executive officer and, if applicable, their immediate family under COBRA. The amount shown for “COBRA Continuation Coverage” with respect to Mr. Bisignano is the value of two years of continued coverage for him and, if applicable, his immediate family. The value of the benefits is based on a number of assumptions, including the continued availability of these types of coverage at expected rates. Accordingly, the amount shown is only an estimate, and the actual amount payable by us may be greater or less than the amount shown.

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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
•	In accordance with the Policy, the amount shown for outplacement services is 10% of the executive officers’ respective annualized base salaries as of December 31, 2024.
•
The Policy provides that the named executive officers are entitled to receive reimbursement for certain fees and expenses, up to $25,000, paid to consultants and legal or accounting advisors in connection with the computation of benefits under the Policy.

•
In the case of Mr. Bisignano, because the amounts are based on the assumptions that the triggering event took place on the last business day of our last completed fiscal year as required by Securities and Exchange Commission regulations, such amounts do not reflect the impact of the actions described under “Ethics Agreement and Related Actions” that were taken after the end of our last completed fiscal year.

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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
Potential Payment on a Termination of Employment
Mr. Bisignano

Benefits and Payments	Death or Disability Prior to Change of Control ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability Following Change of Control ($)	Termination Without Cause or Resignation for Good Reason Following Change of Control ($)
Compensation:
Cash Severance	—	—	7,800,000	—	11,661,000
Cash Incentive Payment	2,547,500	2,547,500	2,547,500	2,547,500	2,547,500
Stock Options:
Unvested	—	—	—	—	—
Restricted Stock Units:
Unvested	27,881,246	27,881,246	27,881,246	27,881,246	27,881,246
Performance Share Units:
Unvested	55,102,888	35,879,479	35,879,479	64,709,765	67,020,124
Benefits:
COBRA Continuation Coverage	—	—	59,024	—	59,024
Outplacement Services	—	—	140,000	—	140,000
Advisor Fees	—	—	25,000	—	25,000
Total	85,531,634	66,308,225	74,332,249	95,138,511	109,333,894

Potential Payment on a Termination of Employment
Mr. Chiarello

Benefits and Payments	Death or Disability Prior to Change of Control ($)	Retirement ($)	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability Following Change of Control ($)	Termination Without Cause or Resignation for Good Reason Following Change of Control ($)
Compensation:
Cash Severance	—	—	3,450,000	—	3,450,000
Stock Options:
Unvested	—	—	—	—	—
Restricted Stock Units:
Unvested	13,690,627	13,690,627	13,690,627	13,690,627	13,690,627
Performance Share Units:
Unvested	22,589,421	12,330,952	12,330,952	21,786,434	21,786,434
Benefits:
COBRA Continuation Coverage	—	—	30,258	—	30,258
Outplacement Services	—	—	100,000	—	100,000
Advisor Fees	—	—	25,000	—	25,000
Total	36,280,048	26,021,579	29,626,837	35,477,061	39,082,319

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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
Potential Payment on a Termination of Employment
Mr. Gibbons

Benefits and Payments	Death or Disability Prior to Change of Control ($)	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability Following Change of Control ($)	Termination Without Cause or Resignation for Good Reason Following Change of Control ($)
Compensation:
Cash Severance	—	2,250,000	—	2,250,000
Stock Options:
Unvested	—	—	—	—
Restricted Stock Units:
Unvested	4,589,288	2,170,262	4,589,288	4,589,288
Performance Share Units:
Unvested	7,510,977	3,672,499	7,287,891	7,287,891
Benefits:
COBRA Continuation Coverage	—	30,031	—	30,031
Outplacement Services	—	75,000	—	75,000
Advisor Fees	—	25,000	—	25,000
Total	12,100,265	8,222,792	11,877,179	14,257,210

Potential Payment on a Termination of Employment
Mr. Hau

Benefits and Payments	Death or Disability Prior to Change of Control ($)	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability Following Change of Control ($)	Termination Without Cause or Resignation for Good Reason Following Change of Control ($)
Compensation:
Cash Severance	—	2,250,000	—	2,250,000
Stock Options:
Unvested	—	—	—	—
Restricted Stock Units:
Unvested	8,455,293	4,346,687	8,455,293	8,455,293
Performance Share Units:
Unvested	14,106,191	7,499,884	13,625,303	13,625,303
Benefits:
COBRA Continuation Coverage	—	44,268	—	44,268
Outplacement Services	—	75,000	—	75,000
Advisor Fees	—	25,000	—	25,000
Total	22,561,484	14,240,839	22,080,596	24,474,864

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OUR EXECUTIVE PAY
Potential Payments Upon Termination or Change of Control
Potential Payment on a Termination of Employment
Mr. Rosman

Benefits and Payments	Death or Disability Prior to Change of Control ($)	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability Following Change of Control ($)	Termination Without Cause or Resignation for Good Reason Following Change of Control ($)
Compensation:
Cash Severance	—	2,250,000	—	2,250,000
Stock Options:
Unvested	—	—	—	—
Restricted Stock Units:
Unvested	4,779,918	2,415,945	4,779,918	4,779,918
Performance Share Units:
Unvested	7,950,370	4,159,550	7,686,406	7,686,406
Benefits:
COBRA Continuation Coverage	—	—	—	—
Outplacement Services	—	75,000	—	75,000
Advisor Fees	—	25,000	—	25,000
Total	12,730,288	8,925,495	12,466,324	14,816,324

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OUR EXECUTIVE PAY
Pay Versus Performance
Pay Versus Performance
Pay Versus Performance Table
The table below presents named executive officer compensation and company performance information as required by applicable Securities and Exchange Commission rules.

Year	Summary Compensation Table Total for PEO(1) (Bisignano)	Compensation Actually Paid to PEO(1)(2)(3) (Bisignano)	Summary Compensation Table Total for PEO(1) (Yabuki)	Compensation Actually Paid to PEO(1)(2) (Yabuki)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on(4)		Net Income Attributable to Fiserv (MM)	Adjusted Revenue for Incentive Compensation (MM)(5)
							Total Shareholder Return (“TSR”)	Peer Group TSR
2024	$ 23,774,483	$ 70,732,230	—	—	$ 6,100,529	$ 16,739,889	$ 178	$ 174	$ 3,131	$ 19,123
2023	27,943,757	59,853,233	—	—	7,602,539	11,007,287	115	133	3,068	18,039
2022	17,822,560	21,329,135	—	—	5,038,732	5,802,524	87	119	2,530	16,732
2021	20,385,208	10,747,601	—	—	7,859,651	6,677,144	90	133	1,334	15,354
2020	12,193,925	2,858,361	$ 28,846,153	$ 19,687,211	4,191,368	1,232,786	98	98	958	13,902

(1)	Mr. Yabuki served as PEO for the first half of 2020 and Mr. Bisignano served as PEO for the second half of 2020 and for all of 2021, 2022, 2023 and 2024.
(2)
Amounts shown for compensation actually paid are computed in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation realized by the NEOs during the applicable year. Compensation actually paid reflects exclusions and inclusions from the Summary Compensation Table total as set forth in the tables below.

(3)
The non-PEO NEOs reflected in these columns represent the following individuals for each of the years shown. In 2020, these individuals were Messrs. Chiarello, Hau, McGranahan and Vielehr. In 2021, 2022 and 2023, these individuals were Messrs. Chiarello, Hau and Rosman, and Ms. Kereere. In 2024, these individuals were Messrs. Chiarello, Gibbons, Hau and Rosman.

(4)
Assumes $100 invested in our common shares on December 31, 2019. The peer group used by the company is the S&P 500 Financials Index (the “Peer Index”), which is the same index used in the company’s performance graph reported in Part II, Item 5 of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(5)
We determined adjusted revenue for incentive compensation to be the most important financial measure used to link company performance to compensation actually paid for 2024. We selected adjusted revenue for incentive compensation because we believe that the long-term value of our enterprise depends on our ability to generate revenue excluding the impact of postage reimbursements and acquired revenue. A discussion of how adjusted revenue for incentive compensation is calculated from GAAP revenue is provided in Appendix A to this proxy statement.

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OUR EXECUTIVE PAY
Pay Versus Performance
Calculation of Principal Executive Officer Compensation Actually Paid

	Mr. Bisignano
	2024	2023	2022	2021	2020
Summary Compensation Table Total(1)	$23,774,483	$ 27,943,757	$ 17,822,560	$20,385,208	$ 12,193,925
Deduct amount reported for stock and option awards in the Summary Compensation Table(2)	(22,016,635)	(23,252,867)	(16,210,972)	(16,120,519)	(11,200,076)
Add year-end fair value of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year(3)	35,755,964	36,387,241	20,127,968	18,853,852	11,466,300
Change in fair value as of the vesting date (from the prior year end) for vested awards granted in any prior year(3)	3,122,660	2,997,666	1,203,552	(1,182,658)	(5,063,077)
Change in fair value as of fiscal year end (from the prior year end) for unvested and outstanding awards granted in any prior year(3)	30,095,757	15,777,434	(1,613,973)	(11,188,283)	(4,538,711)
Compensation Actually Paid	$70,732,230	$59,853,233	$21,329,135	$10,747,601	$2,858,361

(1)	Reflects the total compensation reported in the Summary Compensation Table for each year shown.
(2)
Reflects the grant date fair value of the awards granted in the respective years under the Incentive Plan. Information about the assumptions that we used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2024.
(3)	The valuation assumptions used to calculate the fair values did not differ materially from those disclosed at the time of grant.
Calculation of Average Non-Principal Executive Officer Compensation Actually Paid

	2024	2023	2022	2021	2020
Average Summary Compensation Table Total(1)	$6,100,529	$7,602,539	$5,038,732	$7,859,651	$4,191,368
Deduct average amount reported for stock and option awards in the Summary Compensation Table(2)	(5,278,459)	(5,991,705)	(4,242,754)	(4,796,487)	(3,575,048)
Add year-end average fair value of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year(3)	8,378,840	6,975,641	5,267,468	5,040,055	3,691,336
Average change in fair value as of the vesting date (from the prior year end) for vested awards granted in any prior year(3)	844,743	496,504	(120,416)	(85,895)	(1,684,428)
Average change in fair value as of fiscal year end (from the prior year end) for unvested and outstanding awards granted in any prior year(3)	6,694,236	3,005,043	(140,508)	(1,340,180)	(1,390,441)
Fair value as of prior year end of stock and option awards (from the prior year end) that failed to meet applicable vesting conditions during the fiscal year(3)		(1,080,735)
Average Compensation Actually Paid	$16,739,889	$ 11,007,287	$ 5,802,524	$ 6,677,144	$ 1,232,786

(1)	Reflects the average of the total compensation reported in the Summary Compensation Table for the non-PEO NEOs in each year shown.
(2)
Reflects the grant date fair value of awards granted in the respective years under the Incentive Plan. All equity amounts in the table are the average of the non-PEO NEO totals. Information about the assumptions that we used to determine the fair value of equity awards is set forth in our Annual Report on Form 10-K in Note 16 to our Consolidated Financial Statements for the year ended December 31, 2024.
(3)	The valuation assumptions used to calculate the fair values of awards did not differ materially from those disclosed at the time of grant.

62 | Fiserv, Inc. 2025 Proxy Statement

OUR EXECUTIVE PAY
Pay Versus Performance
Compensation and Performance
During the five years presented:
•
Net income attributable to the company increased an average of 38% each year, growing from $958 million in 2020 to over $3.1 billion in 2024, while PEO and other NEO compensation actually paid varied due primarily to executive officer succession, increased use of equity as a component of total compensation and changes in the value of our stock.

•
Adjusted revenue for incentive compensation grew 37% over the five-year period and grew an average of 8% each year, while PEO and other NEO compensation actually paid varied due primarily to executive officer succession, increased use of equity as a component of total compensation and changes in the value of our stock.

•
Cumulative total shareholder return for the company increased 78% compared to cumulative total shareholder return for the Peer Index at 74%, while PEO and other NEO compensation actually paid varied due primarily to executive officer succession, increased use of equity as a component of total compensation and changes in the value of our stock.

Determining Compensation Actually Paid; Most Important Performance Measures
The most important metrics that we used to determine compensation actually paid for 2024 were:
•	Adjusted Revenue for Incentive Compensation
•	Organic Revenue Growth
•	Adjusted Operating Income
•	Adjusted Earnings Per Share
•	Relative Total Shareholder Return

Fiserv, Inc. 2025 Proxy Statement | 63

OUR EXECUTIVE PAY
Pay Ratio
Pay Ratio
For the year ended December 31, 2024:
•	The median annual total compensation of all our employees, other than the chief executive officer, was $85,817
•	The annual total compensation of our chief executive officer for purposes of the pay ratio calculation was $23,792,196
•
Based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all employees is reasonably estimated to be 277.24 to 1 under Item 402(u) of Regulation S-K.

We identified the median employee for 2024 by examining base cash compensation and target cash and equity incentive compensation plus commissions, overtime and shift differential for all individuals who were employed by us on November 30, 2024, including individuals who became our employees as a result of acquisitions completed during 2024, but excluding our chief executive officer and employees in certain countries as described further below. We believe base cash compensation and target cash and equity incentive compensation, plus commissions, overtime and shift differential, is a reasonable basis on which to identify the median employee because those are the most significant elements of compensation for our employee population.
We began our analysis by including all worldwide employees, whether employed on a full-time, part-time or seasonal basis. As of November 30, 2024, we had approximately 39,400 employees. We excluded the following countries and approximate number of employees in each country from the median employee determination pursuant to the de minimis exclusion permitted by Securities and Exchange Commission disclosure rules: Germany (723 employees), Austria (22 employees) and Netherlands (119 employees). As a result, we included approximately 38,500 employees in the median employee determination for 2024.
Our methodology to identify the median of the annual total compensation of all employees included the following material assumptions, adjustments and estimates:
•	All base cash compensation for employees outside the U.S. was converted to U.S. dollars based on a conversion rate published in our internal human resources system that is updated quarterly.
•
While we measured compensation for 2024 through November 30, 2024, we multiplied certain components of that compensation by 12/11th, which we refer to as the “full year factor,” to approximate 12 months of compensation and facilitate the identification of the median employee as indicated further below.

•
We multiplied 2024 base cash compensation rates for any permanent employees, whether full- or part-time, who were employed by us from January 1, 2024, to November 30, 2024, by the full year factor. We also annualized 2024 actual base cash compensation paid to any permanent employees, whether full- or part-time, who were hired after January 1, 2024. We used actual base cash compensation paid through November 30, 2024, for all temporary or seasonal employees.

•
For permanent employees, we assumed that any pay increases took place on April 1, 2024, since this is the standard timing for our pay increases. Any pay increases taking place at other times during the year are immaterial to the overall result.

•	For hourly employees, we calculated base cash compensation as the hourly rate for an individual times the regularly scheduled number of hours to be worked by that individual during the year.
•
Commission pay for eligible employees in the U.S. was included in the median employee determination. We multiplied the actual amount of commissions paid during the first 11 months of 2024 by the full year factor.

64 | Fiserv, Inc. 2025 Proxy Statement

OUR EXECUTIVE PAY
Pay Ratio
•
Overtime and shift differential pay was included only for our hourly employees in the U.S., United Kingdom, India and Latin America. We multiplied the actual amount of overtime and shift differential paid to employees during the first 11 months of 2024 by the full year factor.

•
We reasonably estimate that approximately 1.1% of all commissions on an annualized basis were earned by employees located outside the U.S. during 2024, and that approximately 2.7% of all overtime and shift differential hours on an annualized basis were worked by employees located outside the U.S., United Kingdom, India and Latin America during 2024. We believe any impact from those commissions or hours to be immaterial to the identification of the median employee.

•	We did not make any cost-of-living adjustments in identifying the median employee.
With respect to our median employee, we identified and calculated the elements of such employee’s annual total compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and included the estimated value of such employee’s 2024 employer-paid life insurance, health care insurance and short-term and long-term disability insurance premiums as well as retirement and health savings account employer contributions. With respect to the annual total compensation of our chief executive officer, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this proxy statement plus the estimated value of our chief executive officer’s 2024 employer-paid life insurance, health care insurance and short-term and long-term disability insurance premiums.
The pay ratio described above may not be comparable to the pay ratio of other companies because our employee population, compensation structure, and the assumptions we made and the methodology we used in arriving at the pay ratio, may differ from those at other companies.

Fiserv, Inc. 2025 Proxy Statement | 65

Audit and Related Matters
Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm
Background
The audit committee of the board of directors is directly and solely responsible for the appointment, compensation, retention, termination and oversight of our independent registered public accounting firm. The audit committee has appointed Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte has served as our independent registered public accounting firm since 1985.
At least annually, the audit committee assesses the performance and independence of Deloitte to determine whether we should continue to retain the firm. To this end, at least annually, Deloitte makes a presentation to the audit committee regarding the services it provides, and our chief financial officer provides the committee with his assessment of the firm’s performance. In addition, when evaluating whether to continue to retain Deloitte, the audit committee assesses the factors described in “Audit Committee Report” below, including the impact on our company of changing the independent registered public accounting firm. In conjunction with the mandated rotation of Deloitte’s lead engagement partner, the audit committee and its chair actively participate in the selection of a successor lead engagement partner. The members of the audit committee and the board believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the company and its shareholders.
A representative of Deloitte is expected to attend the annual meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.
Reason for the Proposal
Appointment of our independent registered public accounting firm is not required to be submitted for shareholder approval, but the audit committee of our board of directors is seeking ratification of its appointment of Deloitte as a matter of good corporate practice. If our shareholders do not ratify this appointment, the audit committee of the board of directors will consider it a direction to seek to retain another independent registered public accounting firm. Even if the appointment is ratified, the audit committee may, in its discretion, appoint a different independent registered public accounting firm at any time if it determines that such a change would be in our shareholders’ best interests.
Vote Required and Recommendation of the Board of Directors
To ratify the appointment of Deloitte as our independent registered public accounting firm, the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal. Unless otherwise specified, the proxies solicited hereby will be voted to ratify the appointment of Deloitte as our independent registered public accounting firm for 2025.

For	The board of directors recommends that you vote “For” Proposal 3.

66 | Fiserv, Inc. 2025 Proxy Statement

Audit and Related Matters
Audit Committee Report
Independent Registered Public Accounting Firm and Fees
The following table presents the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (the “Deloitte Entities”) for services provided during 2024 and 2023.

	2024	2023
Audit Fees	$ 11,591,000	$ 11,181,000
Audit-Related Fees	11,136,000	11,023,000
Tax Fees	1,452,000	1,582,000
All Other Fees	—	35,000
Total	$24,179,000	$23,821,000

Audit Fees. Audit fees are for professional services rendered by the Deloitte Entities in connection with the integrated audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, stand-alone audits, statutory audits, benefit plan audits and other regulatory filings.
Audit-Related Fees. Audit-related fees are for professional services rendered by the Deloitte Entities for service auditor reports, services rendered in connection with the filing of registration statements and financial due diligence advisory services.
Tax Fees. Tax fees are for tax consultations and tax return preparation and compliance.
All Other Fees. All other fees are for benchmarking and advisory services.
Audit Committee Pre-Approval Policy
The audit committee has established pre-approval policies and procedures that require audit committee approval of all audit and permitted non-audit services to be provided by its independent registered public accounting firm. For certain types of services, the audit committee pre-approves the particular services, subject to certain monetary limits, after the audit committee is presented with a schedule describing the services to be approved. The audit committee’s pre-approval policies do not permit the delegation of the audit committee’s responsibilities to management. In 2024, the audit committee pre-approved all services provided by our independent registered public accounting firm.
Audit Committee Report
The audit committee consists of five members: Kevin M. Warren, who serves as Chair of the committee, Henrique de Castro, Harry F. DiSimone, Lance M. Fritz and Charlotte B. Yarkoni. Each member is an independent director under Section 303A.02 of the New York Stock Exchange Listed Company Manual and Securities and Exchange Commission rules and satisfies the additional independence criteria applicable to audit committees under New York Stock Exchange and Securities and Exchange Commission. The audit committee has the duties and powers described in its written charter adopted by the board of directors, a copy of which is available on the company’s website.
The audit committee provides independent review and oversight of the accounting and financial reporting processes and consolidated financial statements of Fiserv, Inc., the system of internal controls that management and the board of directors have established, the audit process and the results of operations of Fiserv, Inc. and its financial condition. Management has the responsibility for preparing the company’s consolidated financial statements and Deloitte & Touche LLP (“Deloitte”), the company’s independent registered public accounting firm, has the responsibility for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.

Fiserv, Inc. 2025 Proxy Statement | 67

Audit and Related Matters
Audit Committee Report
Deloitte has been the company’s independent registered public accounting firm since 1985. As part of its annual auditor engagement process, the audit committee considered:
•
The performance of Deloitte. In this regard, at least annually, Deloitte makes a presentation to the audit committee regarding the services it provides, and our chief financial officer provides the committee with his assessment of the firm’s performance;

•	The independence of Deloitte, including employing its independent judgment, objectivity and professional skepticism;
•	The quality and candor of Deloitte’s communications with the audit committee and management;
•	External data relating to Deloitte’s audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte;
•
The impact of engagement partner rotation. Deloitte rotates its lead audit engagement partner every five years, and the audit committee interviews proposed candidates and with input from management selects the lead audit engagement partner;

•	The impact of changing the independent registered public accounting firm; and
•	Operational efficiencies resulting from having an independent registered public accounting firm with a meaningful history with the company.
Ultimately, the members of the audit committee and the board believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the company and its shareholders. The audit committee has reviewed and discussed with management and Deloitte the audited consolidated financial statements of Fiserv, Inc. for the fiscal year ended December 31, 2024. The audit committee has also discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The audit committee has received the written disclosures and letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the audit committee concerning independence and has discussed with Deloitte its independence. The audit committee has pre-approved all services provided by the independent registered public accounting firm to Fiserv, Inc. and has concluded that such services are compatible with Deloitte’s independence.
The audit committee also discussed with management, the internal auditors and Deloitte the quality and adequacy of the internal controls of Fiserv, Inc. and the organization, responsibilities, budget and staffing of the internal audit function of Fiserv, Inc. The audit committee reviewed with both Deloitte and the internal auditors their respective audit plans, audit scope and identification of audit risks. Based on the above-mentioned reviews and discussions, the audit committee recommended to the board of directors that the audited consolidated financial statements of Fiserv, Inc. be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission.
Kevin M. Warren, Chair
Henrique de Castro
Harry F. DiSimone
Lance M. Fritz
Charlotte B. Yarkoni

68 | Fiserv, Inc. 2025 Proxy Statement

Proposal 4: Shareholder Proposal
The following proposal was submitted by John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who beneficially owns 20 shares of our common stock, and will be voted on at the annual meeting if it is properly presented. The board of directors asks you to read its Statement in Opposition which follows the proposal below and recommends you vote AGAINST the proposal.
The following proposal has been included exactly as we received it in accordance with the rules of the Securities and Exchange Commission, and we have not endeavored to correct any typographical errors it may contain:
Proposal 4 – Support Improved Clawback Policy regarding Unearned Executive Pay

Shareholders ask the Board of Directors to amend the Company Policy on recoupment of incentive pay to apply to the each Named Executive Officer and to state that conduct or negligence – not merely misconduct – shall trigger mandatory application of that policy. Also the Board shall report to shareholders in each annual meeting proxy the results of any deliberations regarding the policy, including the Board’s reasons for not applying the policy after specific deliberations conclude, about whether or not to cancel or seek recoupment of unearned compensation paid, granted or awarded to NEOs under this policy.
This improved clawback policy shall at least be included in the Governess Guidelines of the Company or similar document and be easily accessible on the Company website.
The current Clawback Policy is incomplete and can be difficult for shareholders to access. The 2024 Fiserv annual meeting proxy hints that the current claback policy is primarily focused on employee misconduct.
Wells Fargo offers a prime example of why Fiserv needs a stronger policy. After 2016 Congressional hearings, Wells Fargo agreed to pay $185 million to resolve claims of fraudulent sales practices. The Wells Fargo Board then moved to claw back $136 million from 2 top executives. Wells Fargo unfortunately concluded that the CEO had only turned a blind eye to the practice of opening fraudulent accounts and thus failed to attempt any clawback and left $136 million on the table.
At minimum this proposal alerts Fiserv shareholders that Fiserv executives can now be richly rewarded even when they are negligent. This is the wrong incentive for Fiserv executives at a time when the best incentives for Fiserv executives should be adopted.
Please vote yes:

Support Improved Clawback Policy regarding Unearned Executive Pay – Proposal 4

Fiserv, Inc. 2025 Proxy Statement | 69

Proposal 4: Shareholder Proposal
Fiserv’s Statement in Opposition
Fiserv’s Statement in Opposition
The board of directors has carefully considered this proposal and believes that it is not in the best interests of our shareholders. The board recommends that shareholders vote AGAINST the proposal for the reasons described below.
Summary of Key Considerations
•
Our current Compensation Recoupment Policy (the “Policy”) fully complies with the mandatory compensation recoupment requirements in the Securities and Exchange Commission (“SEC”) rules and New York Stock Exchange (“NYSE”) listing standards.

•
In addition, the Policy enables the board to recoup all forms of compensation – including cash, issued shares, and time- and performance-based equity awards – paid or granted to all current and former employees and independent contractors in a variety of circumstances, including where there is a restatement, a violation of our code of conduct or the law, or non-compliance with restrictive covenants, among others.

•
The Policy already provides the board with appropriate guidance, authority, and discretion to seek recoupment when warranted, whereas the shareholder proposal contains an ambiguous standard for when recoupment would be required.

•	SEC rules already require disclosure of information about the application of the Policy.
•	A copy of the Policy is already available on our website and through our Form 10-K filings.
Our current clawback Policy is more expansive than what is required by SEC rules and NYSE listing standards.
In 2023, we adopted an enhanced compensation recoupment (or “clawback”) policy to comply with new SEC rules and NYSE listing standards. As required by SEC rules and NYSE listing standards, the Policy provides for mandatory clawback of erroneously awarded incentive-based compensation received by a covered officer (which is a broader group than only the named executive officers, as requested in the proposal), without regard to fault or misconduct, in the event of a qualifying accounting restatement of financial results.
Our Policy goes beyond the minimum SEC and NYSE requirements and enables the board to clawback compensation from any current or former employee or independent contractor in a variety of circumstances, including where there is a restatement, a violation of our code of conduct or the law, or non-compliance with restrictive covenants, among others.
Our Policy already protects the interests of our shareholders and promotes transparency and management accountability.
Our Policy, together with our robust governance policies and practices, effectively protects the long-term interests of our shareholders, promotes transparency and management accountability, and addresses the reputational risks described in the proposal. Our current Policy clearly defines the types of misconduct that would trigger recoupment, as described above.
In contrast, the shareholder proposal contains a vague and imprecise standard for recovery by mandating recoupment of compensation if an executive officer has engaged in “conduct or negligence.” The proposal does not make clear what “conduct” would trigger a clawback, creating uncertainty and potentially discouraging executive officers from making strategic decisions for fear that their legitimate business decisions may subsequently be used to justify the recoupment of compensation.

70 | Fiserv, Inc. 2025 Proxy Statement

Proposal 4: Shareholder Proposal
Fiserv’s Statement in Opposition
Current SEC rules already require disclosure of information about the application of our Policy.
Under current SEC rules, we are required to disclose in our proxy statement an explanation of any decision not to pursue mandatory recoupment pursuant to the SEC and NYSE requirements as well as the recovery of compensation and/or forfeiture of outstanding equity awards from any named executive officer. We believe that any additional disclosure beyond what is required should be within the discretion and judgment of the board, in consideration of the facts and circumstances of the particular situation.
Our Policy is currently publicly available on our website.
The Policy is included in our Form 10-K filings under Exhibit 97.1 in accordance with SEC rules. To make the Policy more accessible, and in line with the proponent’s request, we also provide a copy on our website: https://investors.fiserv.com/corporate-governance/governance-documents.
Vote Required and Recommendation of the Board of Directors
We believe that the proposed policy would not provide shareholders with any meaningful protection or benefit beyond what our current Policy already provides. Our current Policy already goes beyond what is required by SEC rules and NYSE listing standards and provides the board with appropriate guidance, authority, and discretion to seek recoupment when warranted so that it can act in the best interest of the company and our shareholders. Accordingly, we do not believe that this proposal is appropriate for our company or in the best interests of our shareholders.
The number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal for it to gain approval. Unless otherwise specified, the proxies solicited hereby will be voted against the shareholder proposal.

Against	The board of directors recommends that you vote “AGAINST” Proposal 4.

Fiserv, Inc. 2025 Proxy Statement | 71

Our Shareholders
Common Stock Ownership
The following table sets forth information with respect to the beneficial ownership of our common stock as of February 28, 2025, by: each current director and director nominee; each executive officer appearing in the Summary Compensation Table; all current directors and executive officers as a group; and any person known by us to beneficially own more than 5% of the outstanding shares of our common stock based on our review of the reports regarding ownership filed with the Securities and Exchange Commission in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) unless otherwise noted.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Class(3)
The Vanguard Group, Inc.(4) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	50,085,002	8.9%
BlackRock, Inc.(5) 50 Hudson Yards New York, New York 10001	39,890,598	7.1%
T. Rowe Price Associates, Inc.(6) 100 East Pratt Street Baltimore, Maryland 21202	35,160,318	6.3%
Dodge & Cox(7) 555 California Street, 40th Floor San Francisco, California 94104	34,866,570	6.2%
Frank J. Bisignano(8)	3,176,650	*
Guy Chiarello(9)	271,374	*
John Gibbons	17,975	*
Robert W. Hau	350,030	*
Adam L. Rosman	139,614	*
Stephanie E. Cohen	—	*
Henrique de Castro	17,838	*
Harry F. DiSimone(10)	11,003	*
Lance M. Fritz	981	*
Ajei S. Gopal	1,044	*
Michael P. Lyons	—	*
Wafaa Mamilli	5,609	*
Heidi G. Miller	36,632	*
Doyle R. Simons	134,418	*
Kevin M. Warren	6,787	*
Charlotte B. Yarkoni	2,069	*
All current directors and executive officers as a group (17 people)	4,177,345	*

* Less than 1%.

(1)	Unless otherwise indicated, the address for each beneficial owner is care of Fiserv, Inc., 600 N. Vel R. Phillips Avenue, Milwaukee, WI, 53203.
(2)	All information with respect to beneficial ownership is based upon filings made by the respective beneficial owners with the Securities and Exchange Commission

72 | Fiserv, Inc. 2025 Proxy Statement

Our Shareholders
Common Stock Ownership
or information provided to us by such beneficial owners. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws.

Includes stock options, which, as of February 28, 2025, were exercisable currently or within 60 days: Mr. Bisignano - 159,636; Mr. Chiarello – 88,068; Mr. Hau – 209,586; Mr. Rosman – 105,549; Mr. Simons – 16,060; and all directors and executive officers as a group – 578,899.

Includes shares deferred under vested restricted stock units that, based on deferral elections and the terms of the non-employee director deferred compensation plan, may be distributed within 60 days: Mr. de Castro – 2,538; Mr. DiSimone – 1,950; Mr. Fritz – 225; Mr. Gopal – 125; Ms. Miller – 7,619; Mr. Simons – 47,652; Mr. Warren – 6,621; and all directors as a group – 66,730.

Also includes shares eligible for issuance in connection with the deferral of cash compensation that, based on deferral elections and the terms of the non-employee director deferred compensation plan, may be distributed within 60 days: Mr. de Castro – 1,503; Mr. DiSimone – 1,407; Mr. Fritz – 591; Mr. Gopal – 532; Ms. Miller – 4,881; Mr. Simons – 44,146; Ms. Yarkoni – 763; and all directors as a group – 53,823.

(3)
On February 28, 2025, there were 560,793,806 shares of common stock outstanding. Percentages are calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options exercisable by the holder thereof within 60 days, shares due upon vesting of restricted stock units within 60 days, and shares deferred pursuant to vested restricted stock units and shares eligible for issuance pursuant to the non-employee director deferred compensation plan that may be distributed within 60 days, are deemed outstanding for the purposes of calculating the number and percentage owned by such shareholder but not deemed outstanding for the purpose of calculating the percentage of any other person.

(4)
Based on a Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) on February 13, 2024, with the Securities and Exchange Commission, which indicates that the Vanguard Group exercises shared voting power over 779,969 of the securities, sole dispositive power over 47,517,556 of the securities and shared dispositive power over 2,567,446 of the securities.

(5)
Based on a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 26, 2024, with the Securities and Exchange Commission, which indicates that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. According to the Schedule 13G, BlackRock exercises sole voting power over 35,609,321 of the securities and sole dispositive power over 39,890,598 of the securities.

(6)
Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on November 14, 2024, with the Securities and Exchange Commission, which indicates that these securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser and with the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. According to the Schedule 13G, Price Associates exercises sole voting power over 33,453,682 of the securities and sole dispositive power over 35,217,631 of the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities.

(7)
Based on a Schedule 13G filed by Dodge & Cox on February 13, 2024, with the Securities and Exchange Commission, which indicates that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these securities. According to the Schedule 13G, Dodge & Cox exercises sole voting power over 32,930,620 of the securities and sole dispositive power over 34,866,570 of the securities.

(8)
Includes 13,142 shares of our common stock held by Mr. Bisignano’s spouse, 7,386 shares of our common stock held in accounts for the benefit of minor children and of which Mr. Bisignano acts as custodian, and 89,266 shares of our common stock held in trusts for the benefit of Mr. Bisignano’s children and of which Mr. Bisignano serves as trustee.

(9)	Includes 37,381 shares of our common stock held by the Denise Chiarello 2021 Trust for the benefit of Mr. Chiarello and his children and of which Mr. Chiarello serves as trustee.
(10)
Includes 2,706 shares of our common stock held by the Harry DiSimone 2021 Irrevocable Exemption Trust for the benefit of family members of the reporting person and of which such family members serve as trustee.

Fiserv, Inc. 2025 Proxy Statement | 73

Voting, Meeting and Other Matters
Notice of Internet Availability of Proxy Materials
We may furnish our proxy statement and annual report to shareholders of record by providing access to those documents via the Internet instead of mailing printed copies. The notice you received regarding the Internet availability of our proxy materials (the “Notice”) provides instructions on how to access our proxy materials and cast your vote via the Internet, by telephone or by mail.
Shareholders’ access to our proxy materials via the Internet allows us to reduce printing and delivery costs and lessen adverse environmental impacts. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.
Who Can Vote
The board of directors has fixed the close of business on March 17, 2025, as the record date for determining the shareholders entitled to notice of, to attend and to vote at the annual meeting. On the record date, there were 558,574,211 shares of common stock outstanding and entitled to vote, and we had no other classes of securities outstanding.
All of these shares are to be voted as a single class, and you are entitled to cast one vote for each share you held as of the record date on all matters submitted to a vote of shareholders. For each proposal, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.
How to Vote
You may vote:
By Internet
Visit www.proxyvote.com
By telephone
Dial toll-free 1-800-690-6903
By mailing your proxy card
If you requested a printed copy of the proxy materials, mark your vote on the proxy card, properly sign and date it, and return it in the enclosed envelope. The shares represented by that card will be voted as you have specified.
During the virtual annual meeting
You may attend the virtual annual meeting and vote your shares during the meeting by visiting our annual meeting website at www.virtualshareholdermeeting.com/FI2025.
Voting through the Internet or by telephone. You can vote by proxy via the Internet or by telephone until 11:59 p.m. (ET) on May 13, 2025, by following the instructions provided in the Notice. Shareholders voting via the Internet or by telephone will bear any costs associated with electronic or telephone access, such as usage charges from Internet access providers and telephone companies.
Banks, brokers or other nominees. Shareholders who hold shares through a bank, broker or other nominee may vote by the methods that their bank or broker makes available, in which case the bank or broker will include instructions with the Notice or this proxy statement. If you wish to vote at the virtual annual meeting online, you may do so using the 16-digit control number included on the instructions that accompanied your Notice or proxy statement.
401(k) savings plan. An individual who had a beneficial interest in shares of our common stock allocated to their account under the Fiserv 401(k) Savings Plan as of March 17, 2025, may vote the shares of common stock allocated

74 | Fiserv, Inc. 2025 Proxy Statement

Voting, Meeting and Other Matters
Proxies
to their account at Bank of America, N.A. as of such date. We will provide instructions to participants regarding how to vote. If no direction is provided by the participant about how to vote their shares by 11:59 p.m. (ET) on May 12, 2025, Bank of America, N.A. will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received from other participants, except that Bank of America, N.A., in the exercise of its fiduciary duties, may determine that it must vote the shares in some other manner.
Proxies
Our board of directors is soliciting proxies in connection with our 2025 annual meeting of shareholders. On April 2, 2025, we will commence mailing the notice of Internet availability of proxy materials, or a proxy statement, proxy card and annual report, to shareholders entitled to vote at the annual meeting.
Frank J. Bisignano, Chairman of the Board and Chief Executive Officer, Michael P. Lyons, President and CEO-Elect; Doyle R. Simons, Lead Director; Adam L. Rosman, Chief Administrative Officer and Chief Legal Officer; and Eric C. Nelson, Secretary, have been selected by the board of directors as proxy holders and will vote shares represented by valid proxies. All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxies.
If nothing is specified, the proxies will be voted: “FOR” each of the board’s nominees for director, “FOR” proposals two and three, and “AGAINST” proposal four.
Our board of directors is unaware of any other matters that may be presented for action at our annual meeting. If other matters do properly come before the annual meeting or any adjournments or postponements thereof, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.
You may revoke your proxy at any time before it is exercised by doing any of the following:
•	Entering a new vote using the Internet or by telephone
•	Giving written notice of revocation to Eric C. Nelson, Secretary, Fiserv, Inc., 600 N. Vel R. Phillips Avenue, Milwaukee, WI 53203
•	Submitting a subsequently dated and properly completed proxy card
•	Attending the virtual annual meeting and voting at the virtual annual meeting online
However, if your shares are held of record by a bank, broker or other nominee, you must obtain a proxy issued in your name from the record holder.
We will pay the cost of soliciting proxies on behalf of the board of directors. Our directors, officers and other employees may solicit proxies by mail, personal interview, telephone or electronic communication. None of them will receive any special compensation for these efforts.
We have retained the services of D.F. King & Co., Inc. to assist us in soliciting proxies by personal interview, mail, telephone or electronic communications. We expect to pay D.F. King its customary fee, approximately $14,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We also have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy materials to beneficial owners of shares. We will reimburse such record holders for the reasonable out-of-pocket expenses incurred by them in connection with forwarding proxy materials. Proxies solicited hereby will be tabulated by an inspector of election, who will be designated by the board of directors and will not be an employee or director of Fiserv, Inc.

Fiserv, Inc. 2025 Proxy Statement | 75

Voting, Meeting and Other Matters
How to Participate in the Meeting
How to Participate in the Meeting
This year’s annual meeting will again be accessible through the Internet. The annual meeting will also be accessible to all shareholders regardless of their physical location and we expect to offer the same type of participation opportunities during the meeting as an in-person meeting.
To be admitted to the annual meeting at www.virtualshareholdermeeting.com/FI2025, you will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials. The annual meeting will begin promptly at 10:00 a.m. (CT). Online check-in will begin at 9:45 a.m. (CT), and you should allow ample time for the online check-in procedures. If you have difficulty accessing the virtual annual meeting, please call 1-844-986-0822 (toll free in the U.S.) or 303-562-9302 (international) for assistance. We will have personnel available to assist you. If you hold shares through a bank, broker or other nominee, you will need to contact such bank, broker or other nominee for assistance with your 16-digit control number.
Whether or not you participate in the annual meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described above.
This year’s shareholders question and answer session will include questions submitted in advance of, and questions submitted live during, the annual meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit control number. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/FI2025. We expect to respond to questions during the annual meeting and may also respond to questions on an individual basis or by posting answers on our Investor Relations website after the meeting.
Quorum
The presence, at the virtual annual meeting online or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum for the transaction of business. Holders of shares that abstain from voting or that are subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event there are not sufficient votes for a quorum or to approve a proposal at the time of the annual meeting, the annual meeting may be adjourned or postponed, in our sole discretion, in order to permit the further solicitation of proxies.
Shareholder Proposals for the 2026 Annual Meeting
Any proposal that a shareholder desires to include in our proxy materials for our 2026 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be delivered no later than December 3, 2025, to the following address: 600 N. Vel R. Phillips Avenue, Milwaukee, WI, 53203, Attention: Eric C. Nelson, Secretary.
Under our by-laws, a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of our outstanding shares may nominate and include in our proxy materials director nominees constituting up to 20% of our board of directors – so called “proxy access.” Alternatively, a shareholder may nominate director nominees under our by-laws that the shareholder does not intend to have included in our proxy materials. In either case, such shareholders must comply with the procedures set forth in our by-laws, including that the shareholders and nominees satisfy the requirements in our by-laws and our corporate Secretary receives timely written notice, in proper form, of the intent to make a nomination at an annual meeting of shareholders. Among other matters, if a shareholder wishes to nominate a director nominee pursuant to proxy access, they must give written notice to our corporate Secretary not less than 120 days and not more than 150 days prior to the first anniversary of the date on which we first made available our proxy materials for the 2025 annual meeting. We must receive notice of a shareholder’s director nomination for the 2026 annual meeting pursuant to the proxy access by-law provision no sooner than November 3, 2025, and no later than December 3, 2025. If the notice is received outside of that time frame, then we are not required to include the nominees in our proxy materials for the 2026 annual

76 | Fiserv, Inc. 2025 Proxy Statement

Voting, Meeting and Other Matters
Proxy Statement and Annual Report Delivery
meeting. The detailed requirements for nominations are set forth in our by-laws, which were attached as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2022. A copy of our by-laws will be provided upon written request to our corporate Secretary.
A shareholder who intends to present business, other than a shareholder proposal pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the 2026 annual meeting must comply with the requirements set forth in our by-laws. Among other matters, a shareholder must give written notice to our corporate Secretary not less than 45 days and not more than 70 days prior to the first anniversary of the date on which we first mailed our proxy materials for the 2025 annual meeting. We must receive notice of a shareholder’s intent to present business, other than pursuant to Rule 14a-8, or to nominate a director, other than pursuant to our proxy access by-law provision, at the 2026 annual meeting no sooner than January 22, 2026, and no later than February 16, 2026. If the notice is received outside of that time frame, then we are not required to permit the business or the nomination to be presented at the 2026 annual meeting. Nevertheless, if our board of directors permits a matter of business submitted after February 16, 2026, to be presented at the 2026 annual meeting, then the persons named in proxies solicited by the board of directors for the 2026 annual meeting may exercise discretionary voting power with respect to such proposal.
Proxy Statement and Annual Report Delivery
Our Annual Report on Form 10-K for 2024 will be made available or mailed to each shareholder on or about April 2, 2025. We will furnish such report, without charge, to any person requesting a copy thereof in writing and stating such person is a beneficial holder of shares of our common stock on the record date for the 2025 annual meeting of shareholders. Requests and inquiries should be sent to our corporate Secretary, Eric C. Nelson, at the address below.
As permitted by rules of the Securities and Exchange Commission, services that deliver our communications to shareholders who hold their stock through a bank, broker or other holder of record may deliver a single copy of our Notice, annual report and proxy statement to multiple shareholders sharing the same address. Upon written or oral request, we will promptly deliver a separate copy of our Notice, annual report and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the Notice, annual report and/or proxy statement may also request delivery of a single copy. Shareholders may make a request by writing to Eric C. Nelson, Secretary, Fiserv, Inc., 600 N. Vel R. Phillips Avenue, Milwaukee, WI, 53203.
By Order of the Board of Directors

Eric C. Nelson, Secretary
Milwaukee, Wisconsin
April 2, 2025

Fiserv, Inc. 2025 Proxy Statement | 77

Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding targets in our Corporate Social Responsibility Report. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should”, “confident”, “likely”, “plan” or words of similar meaning. Statements that describe our future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. For a more detailed discussion of these factors, see the information under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that we file with the Securities and Exchange Commission. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update them, notwithstanding any historical practice of doing so. Forward-looking and other statements in this document may also address our corporate responsibility progress, plans, and goals (including environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking environmental and social-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

78 | Fiserv, Inc. 2025 Proxy Statement

Appendix A
Non-GAAP Financial Measures
The company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The company supplements its reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, diluted earnings per share, and net cash provided by operating activities, with “adjusted revenue,” “adjusted revenue for incentive compensation,” “organic revenue,” “organic revenue growth,” “adjusted operating income,” “adjusted operating margin,” “adjusted earnings per share,” and “adjusted earnings per share growth.”
Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders’ ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses. The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Management believes organic revenue growth is useful because it presents revenue growth excluding the impact of foreign currency fluctuations, acquisitions, dispositions, and postage reimbursements. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
In this proxy statement, the company discloses performance goals that were set related to cash incentive awards and performance share units based on adjusted revenue for incentive compensation, organic revenue growth, adjusted operating income, and adjusted earnings per share.
Set forth below is a description of these unaudited non-GAAP financial measures:
•	“Adjusted revenue” is calculated as revenue in accordance with GAAP excluding postage reimbursements and, in 2023, including deferred revenue purchase accounting adjustments.
•	“Adjusted revenue for incentive compensation” is calculated as adjusted revenue excluding revenue attributable to acquisitions or divestitures not included in the current year plan.
•
“Organic revenue growth” is measured as the change in adjusted revenue for the current year excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior year excluding revenue attributable to dispositions.

•
“Adjusted operating income” is calculated as operating income in accordance with GAAP excluding merger and integration costs; severance costs; amortization of acquisition-related intangible assets; net gains or losses on the sale of businesses and other assets; certain discrete tax benefits and expenses; and in 2023, including deferred revenue purchase accounting adjustments.

Fiserv, Inc. 2025 Proxy Statement | A-1

Appendix A
Non-GAAP Financial Measures
•	“Adjusted operating margin” is calculated as adjusted operating income divided by adjusted revenue.
•
“Adjusted earnings per share” is calculated as diluted earnings per share in accordance with GAAP excluding (net of related tax impact) merger and integration costs; severance costs; amortization of acquisition-related intangible assets; certain activities associated with non-wholly owned entities; net gains or losses on the sale of businesses and other assets; certain discrete tax benefits and expenses; and certain other non-cash items.

These unaudited non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, diluted earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.

A-2 | Fiserv, Inc. 2025 Proxy Statement

Appendix A
Non-GAAP Financial Measures
Below are reconciliations of adjusted revenue, organic revenue, organic revenue growth, adjusted operating income, adjusted operating margin and adjusted earnings per share to the most directly comparable measures determined in accordance with GAAP:

(in millions, except per share amounts)	2024	2023	Growth
Revenue	$20,456	$19,093	7%
Adjustments:
Postage reimbursements	(1,333)	(1,247)
Deferred revenue purchase accounting adjustments	—	19
Adjusted revenue	$19,123	$17,865
Adjustments:
Currency impact(1)	1,621	—
Acquisition adjustments	(10)	—
Divestiture adjustments	(15)	(46)
Organic revenue	$20,719	$17,819	16%
Operating income	$5,879	$5,014
Adjustments:
Merger and integration costs(2)	81	158
Severance costs	157	74
Amortization of acquisition-related intangible assets(3)	1,420	1,623
Net gain on sale of businesses and other assets(4)	—	(167)
Canadian tax law change(5)	—	27
Adjusted operating income	$7,537	$6,729
Operating margin	28.7%	26.3%
Adjusted operating margin	39.4%	37.7%
GAAP earnings per share attributable to Fiserv – diluted	$5.38	$4.98
Adjustments – net of income taxes:
Merger and integration costs(2)	0.11	0.21
Severance costs	0.22	0.10
Amortization of acquisition-related intangible assets(3)	1.95	2.11
Non wholly-owned entity activities(6)	0.14	0.17
Impairment of equity method investments(7)	0.85	—
Non-cash settlement charge for terminated pension plans(8)	0.16	—
Net gain on sale of businesses and other assets(4)	—	(0.19)
Canadian tax law change(5)	—	0.04
Argentine Peso devaluation(9)	—	0.12
Adjusted earnings per share	$8.80	$7.52	17%

Revenue growth, operating margin percentages, and earnings per share are calculated using actual, unrounded amounts.

Fiserv, Inc. 2025 Proxy Statement | A-3

Appendix A
Non-GAAP Financial Measures
(1)
Currency impact is measured as the increase or decrease in adjusted revenue for the current year by applying prior year foreign currency exchange rates to present a constant currency comparison to the prior year.

(2)
Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs associated with integration activities in 2024 primarily include $23 million of third-party professional service fees, $22 million of share-based compensation, and $14 million related to a legal settlement. Merger and integration costs associated with integration activities in 2023 primarily include $70 million of third-party professional service fees and $35 million of share-based compensation.

(3)
Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts.

(4)	Represents a net gain primarily associated with the sale of the company’s financial reconciliation business during 2023.
(5)
Represents the impact of a multi-year retroactive Canadian tax law change, enacted in June 2023, related to the Goods and Services Tax / Harmonized Sales Tax (GST/HST) treatment of payment card services.

(6)
Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which the company holds a controlling financial interest.

(7)
Represents a non-cash impairment of certain equity method investments during 2024, primarily related to the company’s Wells Fargo Merchant Services joint venture, recorded within loss from investments in unconsolidated affiliates in the consolidated statement of income.

(8)
Represents a non-cash settlement charge associated with the terminations of the company’s defined benefit pension plans in the United Kingdom and United States. Settlements of the terminated plans were completed in the fourth quarter of 2024.

(9)
On December 12, 2023, the Argentina government announced economic reforms, including a significant devaluation of the Argentine Peso. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.

A-4 | Fiserv, Inc. 2025 Proxy Statement

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 13, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 12, 2025 for shares held in a 401(k) plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FI2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 13, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 12, 2025 for shares held in a 401(k) plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67747-P25724 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

FISERV, INC.

The Board of Directors recommends you vote FOR all the nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Frank J. Bisignano
02) Stephanie E. Cohen
03) Henrique de Castro
04) Harry F. DiSimone
05) Lance M. Fritz
06) Ajei S. Gopal
07) Michael P. Lyons
08) Wafaa Mamilli
09) Doyle R. Simons
10) Kevin M. Warren
11) Charlotte B. Yarkoni

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of the named executive officers of Fiserv, Inc.	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Fiserv, Inc. for 2025.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
4. Shareholder proposal requesting amendments to the Fiserv, Inc. Compensation Recoupment Policy.	☐	☐	☐

NOTE: If other matters properly come before the meeting or any adjournment or postponement thereof, the undersigned also authorizes the named proxies to vote on such matters in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement and Annual Report for the Year Ended December 31, 2024 are available at www.proxyvote.com.

V67748-P25724

FISERV, INC.
Annual Meeting of Shareholders
May 14, 2025
This proxy is solicited by the Board of Directors

The undersigned hereby appoints, FRANK J. BISIGNANO, MICHAEL P. LYONS, DOYLE R. SIMONS, ADAM L. ROSMAN and ERIC C. NELSON, and each of them, with full power of substitution, as Proxies to represent and to vote as set forth herein, all the shares of common stock of Fiserv, Inc. held of record by the undersigned on March 17, 2025 at the Annual Meeting of Shareholders to be held online on May 14, 2025 at 10:00 a.m. Central Time and at any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting upon the following matters.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted "FOR" the election of all listed director nominees, "FOR" proposals 2 and 3, and "AGAINST" proposal 4 if properly presented.** If other matters properly come before the meeting or any adjournment or postponement thereof, the above named proxies will vote on such matters in their discretion.

This proxy covers all the shares for which the undersigned has the right to give voting instructions to Bank of America N.A., Trustee of the Fiserv 401(k) Savings Plan. This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 pm ET on May 12, 2025, the Trustee will be deemed to have been instructed to vote the shares held in the Plan in the same proportion as the shares for which the Trustee has received timely voting instructions from others.

Continued and must be signed and dated on reverse side